Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 , 02-41729 through 02-41957

05-44167, 05-44168, 05-44170,

05-44171, 05-44172, 05-44174,

05-44178, 05-44190, 05-44192,

05-44193, 05-44195, 05-44196,

05-44197, 05-44198, 05-44200,

05-60107 and 06-10622 through 06-10642*

 Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for
the period ended July 31, 2006**

Debtors’ Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors’ Attorneys)

Monthly Operating Income:  $43,232
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date:  August 24, 2006

/s/ Scott D. Macdonald
Scott D. Macdonald
Senior Vice President
And Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*  Refer to Schedule VI for a listing of Debtors by Case Number.

** All amounts herein are unaudited and subject to revision.  The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
 UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except share data)

July 31, 2006
ASSETS:
Cash and cash equivalents	$10,182,299
Restricted cash	91,045
TWC Class A Common Stock	4,750,147
Proceeds from Sale Transaction held in escrow	698,302
Receivable for securities	5,228
Property and equipment, net	7,016
Other assets	244,733
Total assets	$15,978,770

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$52,406
Payable to Non-Filing Entities	1,443
Payable to creditors of the JV Debtors	588,864
Income and other taxes payable	614,169
Other accrued liabilities	532,247
Liabilities subject to compromise	16,592,466
Total liabilities	18,381,595

Stockholders’ equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,516,510
Accumulated other comprehensive income	60
Accumulated deficit	(11,894,403)
Treasury stock, at cost	(27,937)
Total stockholders’ equity	(2,402,825)
Total liabilities and stockholders’ equity	$15,978,770

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

		Forty-nine
	Month Ended	Months Ended
	July 31, 2006	July 31, 2006

Revenue	$395,667	$15,954,369

Cost and expenses:
Direct operating and programming	242,129	10,160,811
Selling, general and administrative	23,936	1,197,095
Investigation, re-audit and sale transaction costs	2,294	286,303
Depreciation and amortization	73,021	4,302,206
Impairment of long-lived assets	11,394	2,120,223
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
Gain on dispositions of long-lived assets, net	(339)	(10,877)
Total costs and expenses	352,435	18,125,027

Operating income (loss)	43,232	(2,170,658)

Other expense:
Interest expense, net of amounts capitalized (contractual interest expense was $127,788 and $5,109,516 during July 2006 and during the forty-nine months ended July 31, 2006, respectively)	(60,681)	(1,975,173)
Other expense, net	—	(425,917)
Total other expense, net	(60,681)	(2,401,090)

Loss from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates, minority’s interest and preliminary gain on Sale Transaction	(17,449)	(4,571,748)
Reorganization expenses due to bankruptcy	(9,536)	(223,948)
Loss from continuing operations before income taxes, share of losses of equity affiliates, minority’s interest and preliminary gain on Sale Transaction	(26,985)	(4,795,696)
Income tax expense	(12,000)	(372,154)
Share of losses of equity affiliates, net	(1,083)	(123,912)
Minority’s interest in loss of subsidiary	1,664	90,053
Preliminary gain on Sale Transaction, net	5,906,884	5,906,884
Income from continuing operations before cumulative effect of accounting change	5,868,480	705,175
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(128,749)
Income before cumulative effect of accounting change	5,868,480	576,426
Cumulative affect of accounting change	—	(262,847)
Net income	5,868,480	313,579
Beneficial conversion feature	—	(19,419)
Net income applicable to common stockholders	$5,868,480	$294,160

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS - continued

(Dollars in thousands, except per share amounts)

		Forty-nine
	Month Ended	Months Ended
	July 31, 2006	July 31, 2006
Amounts per weighted average share of common stock:
Basic net income applicable to Class A common stockholders	$23.24	$1.16
Diluted net income applicable to Class A common stockholders	$17.32	$0.87

Basic weighted average shares of Class A Common Stock outstanding	228,692,414	228,692,414
Diluted weighted average shares of Class A Common Stock outstanding	303,300,746	303,300,689

Basic net income applicable to Class B common stockholders	$22.13	$1.11
Diluted net income applicable to Class B common stockholders	$16.50	$0.83

Basic weighted average shares of Class B Common Stock outstanding	25,055,365	25,055,365
Diluted weighted average shares of Class B Common Stock outstanding	37,215,133	37,215,133

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

		Forty-nine
	Month Ended	Months Ended
	July 31, 2006	July 31, 2006

Cash flows from operating activities:
Net income	$5,868,480	$313,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,021	4,302,206
Impairment of long-lived assets	11,394	2,120,223
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	839	59,069
Gain on dispositions of long-lived assets	(339)	(58,111)
Amortization of debt issuance costs	226	113,406
Impairment of cost and available-for-sale investments	—	18,282
Provision for loss contingencies	—	503,832
Reorganization expenses due to bankruptcy	9,536	223,948
Deferred tax expense	12,000	403,697
Share of losses of equity affiliates, net	1,083	123,912
Minority’s interest in loss of subsidiary	(1,664)	(90,053)
Preliminary gain on Sale Transaction, net	(5,906,884)	(5,906,884)
Other noncash gains	—	30,011
Depreciation, amortization and other non-cash items from discontinued operations	—	89,268
Cumulative effect of accounting change	—	262,847
Change in operating assets and liabilities	(53,191)	(209,489)
Net cash provided by operating activities before payment of reorganization expenses	14,501	2,313,642
Reorganization expenses paid during the period	(10,861)	(372,516)
Net cash provided by operating activities	3,640	1,941,126

Cash flows from investing activities:
Capital expenditures for property, plant and equipment	(29,567)	(2,543,477)
Change in restricted cash	(83,800)	(88,316)
Proceeds from Sale Transaction	11,761,818	11,761,818
Proceeds from sale of investments	—	325,890
Other	(1,148)	110,700
Net cash provided by investing activities	11,647,303	9,566,615

Cash flows from financing activities:
Proceeds from debt	35,000	3,057,750
Repayments of debt	(2,235,366)	(4,409,387)
Payment of debt issuance costs	—	(112,152)
Net cash used in financing activities	(2,200,366)	(1,463,789)

Change in cash and cash equivalents	9,450,577	10,043,952
Cash and cash equivalents, beginning of period	731,722	138,347
Cash and cash equivalents, end of period	$10,182,299	$10,182,299

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

Adelphia  Communications Corporation (“Adelphia”) and its consolidated subsidiaries are referred to herein as the “Company”.  On July 31, 2006 (the “Effective Date”), Adelphia completed the sale of assets, which in the aggregate comprise substantially all of its U.S. assets (the “Sale Transaction”), to Time Warner NY Cable LLC (“TW NY”), a subsidiary of Time Warner Cable Inc. (“TWC”), the cable subsidiary of Time Warner Inc., and Comcast Corporation (“Comcast”).  For additional information, see Note 2.

On June 25, 2002 (the “Petition Date”), Adelphia and substantially all of its domestic subsidiaries filed voluntary petitions to reorganize (the “Chapter 11 Cases”) under Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On June 10, 2002, Century Communications Corporation (“Century”), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11.  On October 6 and November 15, 2005, certain additional subsidiaries of Adelphia also filed voluntary petitions to reorganize under Chapter 11.  On March 31, 2006, the Forfeited Entities (defined below) and certain other entities filed voluntary petitions to reorganize under Chapter 11.  The bankruptcy proceedings for Century and the subsequent filers are being jointly administered with Adelphia and substantially all of its domestic subsidiaries (the “Debtors”) and are included in the Chapter 11 Cases.  On June 22, 2006, the Debtors filed their Third Modified Fourth Amended Joint Plan of Reorganization (the “JV Plan”) for the Century-TCI Debtors and Parnassos Debtors  (collectively, the “JV Debtors”) with the Bankruptcy Court with respect to the Company’s partnerships with Comcast.  On July 31, 2006, the JV Plan became effective.  Accordingly, from and after July 31, 2006, the Debtors no longer include the JV Debtors.  For additional information, see Note 2.

In May 2002, certain members of the John J. Rigas family (the “Rigas Family”) resigned from their positions as directors and executive officers of the Company.  In addition, although members of the Rigas Family owned Adelphia common stock with a majority of the voting power in Adelphia, the Rigas Family was not able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002.  Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the “Rigas Family Entities”).  The Rigas Family Entities include certain cable television entities formerly owned by the Rigas Family that are subject to co-borrowing arrangements with the Company, including Coudersport Television Cable Co. (“Coudersport”) and Bucktail Broadcasting Corp. (“Bucktail”) (collectively, the “Rigas Co-Borrowing Entities”), as well as other Rigas Family entities (the “Other Rigas Entities”).

On March 29, 2006, the United States District Court for the Southern District of New York (the “District Court”) entered various orders of forfeiture (the “RME Forfeiture Orders”) pursuant to which on March 29, 2006, all right, title and interest in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail) (the “Forfeited Entities”) held by the Rigas Family and by the Rigas Family Entities prior to the District Court’s order dated June 8, 2005 (the “Forfeiture Order”) were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the RME Forfeiture Orders, subject to certain limitations set forth in the RME Forfeiture Orders.  On July 28, 2006, the District Court entered various orders of forfeiture (the “Real Property Forfeiture Orders”) pursuant to which all right, title and interest previously held by the Rigas Family and Rigas Family Entities in certain specified real estate and other property were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Real Property Forfeiture Orders, subject to certain limitations set forth in the Real Property Forfeiture Orders.  The transfer of all right, title and interest previously held by the Rigas Family and by the Rigas Family Entities in any of the Company’s securities in furtherance of the agreement between the Company and United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) dated April 25, 2005 (the “Non-Prosecution Agreement”), as further discussed in Note 4, is expected to occur in accordance with separate, subsequent court documentation.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the “Non-Filing Entities”) who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code.  All inter-entity transactions between the Debtors are eliminated.  The Non-Filing Entities as of July 31, 2006 include Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda and STV Communications.  As of and for the month ended July 31, 2006, the Non-Filing Entities were not significant to the consolidated financial position, results of operations or cash flows of the filing entities.

As a result of the Sale Transaction, the Company disposed of substantially all of its operating assets and expects to adopt a liquidation basis of accounting in the third quarter of 2006.  Upon adoption of a liquidation basis of accounting, assets will be recorded at their estimated realizable amounts and liabilities that will be paid in full will be recorded at the present value of amounts to be paid.  Liabilities subject to compromise will be recorded at their face amounts until they are settled, at which time they will be adjusted to their settlement amounts.

These unaudited consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and do not purport to show, reflect or provide for the consequences of the Chapter 11 Cases or the adoption of the liquidation basis of accounting.  In particular, these unaudited consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities; (ii) as to pre-petition liabilities, the amounts at which claims or contingencies may be settled, or the status and priority thereof; or (iii) as to stockholders’ equity accounts, the effect of any changes that may be made in the capitalization of the Company.

The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company.  However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).  The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.  In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission (“SEC”) on March 29, 2006 and subsequently filed its quarterly reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006.  The Company’s website (www.adelphia.com) contains a hyperlink to the Adelphia page on the SEC’s website (www.sec.gov) to access these reports.  Information contained on the Company’s Internet website is not incorporated by reference in this Monthly Operating Report.  The Company has not completed the preparation of financial statements for periods subsequent to June 30, 2006 and is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors will be supplemented or otherwise amended.  The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements.  For example, the accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors’ income, expenditures or general financial condition, but rather, a current compilation of the Debtors’ books and records.  The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company

Overview

On July 11, 2002, a statutory committee of unsecured creditors (the “Creditors’ Committee”) was appointed, and on July 31, 2002, a statutory committee of equity holders (the “Equity Committee” and, together with the Creditors’ Committee, the “Committees”) was appointed.  The Committees have the right to, among other things, review and object to certain business transactions and may participate in the

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

formulation of the Debtors’ plan of reorganization.  Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the “Exclusive Period”) and solicit acceptances thereto (the “Solicitation Period”).  The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively.  In early 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period.  However, in 2004, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding the Debtors’ request.  The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made.  No hearing has been scheduled.  On August 17, 2006, certain holders of ACC Senior Notes filed a motion to terminate the Exclusive Period. On August 23, 2006, certain bank lenders noted that they also would be filing a motion to terminate the Exclusive Period. A hearing on the motions is scheduled for September 11 and 12, 2006.

Confirmation of Plan of Reorganization

For a plan of reorganization to be confirmed and become effective, the Debtors (other than the JV Debtors, as defined below) must, among other things:

•                  obtain an order of the Bankruptcy Court approving a disclosure statement as containing “adequate information”;

•                  solicit acceptance of such plan of reorganization from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected such plan;

•                  obtain an order from the Bankruptcy Court confirming such plan; and

•                  consummate such plan.

Before it can issue an order confirming a plan of reorganization, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted such plan or (ii) the plan meets the requirements of the Bankruptcy Code to confirm such plan over the objections of dissenting classes.  In addition, the Bankruptcy Court must find that such plan meets certain other requirements specified in the Bankruptcy Code.

By order dated November 23, 2005, the Bankruptcy Court approved the Debtors’ fourth amended disclosure statement (the “November Disclosure Statement”) as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code.  By December 12, 2005, the Debtors had completed the mailing of the November Disclosure Statement and related solicitation materials in connection with the Debtors’ fourth amended joint plan of reorganization, as filed with the Bankruptcy Court on November 21, 2005.  On April 28, 2006, the Bankruptcy Court approved the Debtors’ supplement to the November Disclosure Statement (the “DS Supplement”) as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code.  By May 12, 2006, the Debtors had completed the mailing of the DS Supplement and related solicitation materials in connection with the Debtors’ modified fourth amended joint plan of reorganization, filed with the Bankruptcy Court on April 28, 2006 (the “April Plan”).

On May 26, 2006, the Debtors filed a motion (the “363 Motion”) with the Bankruptcy Court seeking, among other things, approval to proceed with the Sale Transaction without first confirming a Chapter 11 plan of reorganization (other than with respect to the JV Debtors).  A hearing to consider certain amended bid protections proposed in the 363 Motion was held on June 16, 2006, and on that date the Bankruptcy Court entered an order approving new provisions for termination, for the payment of the breakup fee, a reduction in the purchase price under certain circumstances and reaffirming the effectiveness of the “no-shop provision” and overruling all objections thereto.  On June 28, 2006, the Bankruptcy Court entered an order (the “363 Approval Order”) approving the balance of the 363 Motion.  On June 30, 2006, JP Morgan Chase Bank, N.A. (“JPMC”) filed a notice of appeal, appealing entry of the 363 Approval Order

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

to the District Court.  The appeal was subsequently withdrawn as part of a settlement among the Debtors, the Creditors’ Committee and JPMC.

On June 22, 2006, the Debtors filed the JV Plan for the JV Debtors with the Bankruptcy Court with respect to the Company’s partnerships with Comcast.  By June 9, 2006, the Debtors’ service agent had completed the mailing of a notice describing certain matters relating to the JV Plan.  In response to the Debtors’ plan modification motion dated June 2, 2006 (the “Plan Modification Motion”), by order dated June 8, 2006, the Bankruptcy Court approved the information in the 363 Motion and the Plan Modification Motion as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code.  On June 29, 2006, the Bankruptcy Court entered an order (the “JV Confirmation Order”) confirming the JV Plan.  Together the JV Confirmation Order and the 363 Approval Order authorized, among other things, consummation of the Sale Transaction.  On July 31, 2006, the JV Plan became effective.  Accordingly, from and after July 31, 2006, the Debtors no longer include the JV Debtors.  The Company expects to pay approximately $1.8 billion of claims in the third quarter of 2006 in accordance with the JV Plan, of which approximately $1.6 billion relates to pre-petition debt obligations.  The Company paid $1,248,206,000 of such pre-petition debt obligations on the Effective Date.  As a result of the confirmation of the JV Plan, the Company has recorded $50,952,000 of additional interest expense for certain of these allowed claims as of July 31, 2006.  Other than pre-petition debt obligations which accrue interest at their contractual rate, the JV Plan generally provides for interest on allowed claims at a rate of 8% from the Petition Date through July 31, 2006.

Effective July 21, 2006, Adelphia entered into a Second Amended and Restated Agreement Concerning Terms and Conditions of a Modified Chapter 11 Plan (the “Plan Agreement”) with certain representatives of the ad hoc committee of holders of ACC Senior Notes represented by Hennigan, Bennett & Dorman LLP, the ad hoc committee of holders of ACC Senior Notes and Arahova Notes represented by Pachulski Stang Ziehl Young Jones & Weintraub LLP, the ad hoc committee of Arahova Noteholders, the ad hoc committee of holders of FrontierVision Opco Notes Claims and FrontierVision Holdco Notes Claims, W.R. Huff Asset Management Co., L.L.C., the ad hoc committee of ACC Trade Claimants, the ad hoc committee of Subsidiary Trade Claimants and the Creditors’ Committee (collectively, the “Settlement Parties”).

On August 18, 2006, the Debtors and the Creditors’ Committee filed the Fifth Amended Joint Chapter 11 Plan for Adelphia Communications Corporation and Certain of Its Affiliates (the “Plan”) and the related Second Disclosure Statement Supplement (the “DSS”).  The Plan is based on the terms of the Plan Agreement and proposes a global compromise and settlement of all disputes among the creditors, not all of whom are parties to the Plan Agreement.  A hearing on whether the DSS contains “adequate information” pursuant to Section 1125 of the Bankruptcy Code is scheduled for September 11 and 12, 2006.  The Debtors’ proposal and prosecution of confirmation of the Plan (except with respect to such matters for which the Debtors are not a proponent as provided in the Plan) is subject in all respects to entry of an order of the Bankruptcy Court approving the DSS and authorizing the Debtors to propose and seek votes in respect of the Plan.  Absent entry of such an order, the Debtors filing of the Plan and DSS shall not be deemed to be a proposal by the Debtors with respect to the proposed treatment of any claims against or equity interests in the Debtors.

Sale of Assets

 On July 31, 2006, Adelphia completed the sale of assets, which in the aggregate comprise substantially all of its U.S. assets, to TW NY and Comcast.  Proceeds from the Sale Transaction totaled approximately $17.4 billion, consisting of cash in the amount of approximately $12.5 billion and shares of TWC Class A Common Stock with a preliminary estimated fair value as of the Effective Date of approximately $4.9 billion.  Such estimated fair value of the TWC Class A Common Stock was determined by the Company based on management’s review of the underlying factors affecting the valuation of cable

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

companies, taking into account the approximately $4.9 billion valuation agreed with TW NY for purposes of the TW NY asset purchase agreement, the $4.85 billion valuation for the Plan Agreement agreed to by the Company, the Creditors’ Committee and certain creditors and ad hoc creditor committees, subject to certain adjustments based on market valuation, updates from its financial advisors and the recent upward movement in the price of publicly traded cable companies’ stocks.  The Company recognized a preliminary gain on the Sale Transaction of $5,907,000, which is net of preliminary estimated taxes of $600,000,000.  The preliminary gain on the Sale Transaction is subject to adjustment.  In addition, the Company is in the process of determining the appropriate presentation of such gain in its consolidated statement of operations. As such, the amount and presentation of the preliminary gain on the Sale Transaction could change.

The aggregate purchase price is subject to certain post-closing adjustments.  Upon consummation of the Sale Transaction, a portion of the aggregate purchase price, consisting of $503,279,000 of cash and shares of TWC Class A Common Stock with a preliminary estimated fair value as of the Effective Date of $195,023,000, was deposited in escrow accounts to secure Adelphia’s indemnification obligations and any post-closing purchase price adjustments due to the buyers from Adelphia pursuant to the asset purchase agreements with TW NY and Comcast dated April 20, 2005, as amended (the “Purchase Agreements”).  The post-closing adjustments, if any, will be determined over the next several months.  To the extent such post-closing adjustments are in favor of TW NY or Comcast, the amount of the escrow ultimately released to the Company will be reduced.  In the event that the post-closing purchase price adjustment is in favor of TW NY or Comcast and exceeds the amount of the escrow, the Company is required to pay such excess outside of the escrow.

The TWC Class A Common Stock is expected to be listed on The New York Stock Exchange (the “NYSE”) in connection with an initial registered public offering of the TWC Class A Common Stock or shortly following the consummation of a plan of reorganization to distribute the proceeds of the Sale Transaction but in any event within two weeks following the consummation of a plan of reorganization to distribute the proceeds of the Sale Transaction to the Company’s creditors and stakeholders (other than those of the JV Debtors) or, if not listed on the NYSE within a reasonable period following the initial registered offering or distribution pursuant to a plan of reorganization, on The Nasdaq Stock Market (“Nasdaq”).

On the Effective Date, Adelphia entered into a Registration Rights and Sale Agreement (the “Registration Rights Agreement”) with TWC pursuant to which Adelphia agreed to consummate a fully underwritten initial public offering of at least 33-1/3% of the TWC Class A Common Stock issued by TWC in the Sale Transaction (inclusive of the overallotment option, if any) within three months of TWC preparing the necessary registration statement and having it declared effective (subject to delays under specified conditions).  Pursuant to the Registration Rights Agreement, TWC is required to file and have a registration statement covering these shares declared effective as promptly as possible and in any event, no later than January 31, 2007, subject to certain exceptions.  Adelphia’s obligation to consummate the public offering terminates if Adelphia consummates a plan of reorganization as a result of which (i) 75% of the TWC Class A Common Stock Adelphia received in the Sale Transaction (excluding TWC Class A Common Stock held in escrow pursuant to the Sale Transaction) is distributed to creditors and the TWC Class A Common Stock is listed on the NYSE or Nasdaq within two weeks of the consummation of such plan, or (ii) 90% of the TWC Class A Common Stock Adelphia received in the Sale Transaction (excluding TWC Class A Common Stock held in escrow pursuant to the Sale Transaction) is distributed to creditors regardless of listing status.  After the initial public offering, Adelphia will have the right to a demand registration and a final registration if the exemption from registration pursuant to Section 1145 of the Bankruptcy Code is not available for a distribution of the remaining TWC Class A Common Stock to the Company’s creditors and stakeholders under a Chapter 11 plan of reorganization.  Pursuant to the Registration Rights Agreement, TWC has the right to elect, in its sole discretion, to not rely on Section 1145 of the Bankruptcy Code and conduct a final registration for the distribution of the remaining TWC Class A Common Stock to the Company’s creditors and stakeholders.  Pursuant to the terms of the Registration Rights Agreement, Adelphia’s ability to distribute the TWC Class A Common Stock may be subject to lock-up periods following public offerings of TWC Class A Common Stock.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Pre-petition Obligations

Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code.  Due to the commencement of the Chapter 11 Cases and the Debtors’ failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations.  As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization.  Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors’ motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits.  The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business.  In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court.  Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.  For additional information concerning liabilities subject to compromise, see below.

The ultimate amount of the Debtors’ liabilities will be determined during the Debtors’ claims resolution process.  The Bankruptcy Court has established bar dates of January 9, 2004, November 14, 2005, December 20, 2005 and May 1, 2006 for filing proofs of claim against the Debtors’ and the JV Debtors’ estates.  A bar date is the date by which proofs of claim must be filed if a claimant disagrees with how its claim appears on the Debtors’ Schedules of Liabilities.  However, under certain limited circumstances, claimants may file proofs of claims after the bar date.  As of January 9, 2004, approximately 17,000 proofs of claim asserting in excess of $3.20 trillion in claims were filed, and as of July 31, 2006, approximately 19,500 proofs of claim asserting approximately $3.98 trillion in claims were filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims.  The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors’ estimate of ultimate liability.  The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims.  The Debtors expect that the claims resolution process will take significant time to complete following the consummation of a plan of reorganization.  As the amounts of the allowed claims are determined, adjustments will be recorded in liabilities subject to compromise and reorganization benefit (expenses) due to bankruptcy, net.

The Debtors have filed numerous omnibus objections that address $3.68 trillion of filed claims, consisting primarily of duplicative claims.  Certain claims addressed in such objections were either: (i) reduced and allowed; (ii) disallowed and expunged; or (iii) subordinated by orders of the Bankruptcy Court.  Hearings on certain claims objections are ongoing.  Certain other objections have been adjourned to allow the parties to continue to reconcile such claims.  Additional omnibus objections may be filed as the claims resolution process continues.

Debtor-in-Possession Credit Facility

In order to provide liquidity following the commencement of the Chapter 11 Cases, Adelphia and certain of its subsidiaries (the “Loan Parties”) entered into a $1,500,000,000 debtor-in-possession credit facility (as amended, the “DIP Facility”).  On May 10, 2004, the Loan Parties entered into a $1,000,000,000 extended debtor-in-possession credit facility (as amended, the “First Extended DIP Facility”), which amended and restated the DIP Facility in its entirety.  On February 25, 2005, the Loan Parties entered into a $1,300,000,000 further extended debtor-in-possession credit facility (as amended, the “Second Extended DIP Facility”), which amended and restated the First Extended DIP Facility in its entirety.  On March 17, 2006, the Loan Parties entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the “Third Extended DIP Facility”), which amended and restated the Second Extended DIP Facility in its entirety.  In connection with the consummation of the Sale Transaction, on the Effective Date, the Loan Parties terminated the Third Extended DIP Facility.  In connection with the termination of the Third Extended DIP Facility, the Loan Parties repaid all loans outstanding under the Third Extended DIP Facility and all accrued and unpaid interest thereon, with such payments totaling approximately $986,000,000.  In addition, in connection with the termination of the Third Extended DIP Facility, the Loan Parties paid all accrued and unpaid fees of the lenders and agent banks under the Third Extended DIP Facility.  In connection with these payments, effective as of the Effective Date, the collateral agent under the Third Extended DIP Facility released any and all liens and security interests on the assets

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

that collateralized the obligations under the Third Extended DIP Facility.  The Company had issued certain letters of credit under the Third Extended DIP Facility.  As a result of the termination of the Third Extended DIP Facility, on the Effective Date, the Company collateralized letters of credit issued under the Third Extended DIP Facility with additional cash of $87,661,000.

Presentation

In accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, all pre-petition liabilities subject to compromise have been segregated in the unaudited consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims.  Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.  For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it is expected to be paid during the Chapter 11 proceedings.  In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.  Liabilities not subject to compromise are separately classified as current or noncurrent.  Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization income (expenses) due to bankruptcy, net.  Cash used for reorganization items is disclosed in the unaudited consolidated statements of cash flows.

Liabilities subject to compromise consist of the following (amounts in thousands):

July 31,
2006

Parent and subsidiary debt	$14,517,110
Accounts payable	772,410
Accrued liabilities	1,154,152
Series B preferred stock	148,794
Liabilities subject to compromise	$16,592,466

The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the value of any collateral securing such claims or other events.  Such adjustments may be material to the amounts reported as liabilities subject to compromise.

As a result of the Chapter 11 Cases, deferred financing fees related to pre-petition debt obligations are no longer amortized.  Accordingly, unamortized deferred financing fees of $131,059,000 have been included in liabilities subject to compromise as a reduction of the net carrying value of the related pre-petition debt.  Similarly, amortization of the deferred issuance costs for the Company’s redeemable preferred stock was also terminated at the Petition Date.

Reorganization Expenses Due to Bankruptcy, net

Only those fees and other items directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy, net.  These fees and other items are adjusted by interest earned during reorganization and income related to the settlement of certain liabilities subject to compromise.  Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees.  The Company is aware of certain success fees that potentially could be paid upon the Company’s emergence from bankruptcy to third party financial advisors retained by the Company and the Committees in connection with the Chapter 11 Cases.  Currently, these success fees are estimated to be $6,500,000 in the aggregate and would not be the obligation of either TW NY or Comcast.  None of these fees became payable as a result of the emergence of the JV Debtors from bankruptcy on July 31, 2006.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

On June 9, 2006, the Debtors filed a motion (the “CEO/COO Motion”) with the Bankruptcy Court seeking authority to amend the provisions of the employment agreements with Adelphia’s Chief Executive Officer (the “CEO”) and Chief Operating Officer (the “COO”) relating to Emergence Awards (a fixed amount Initial Equity Award and a discretionary Emergence Date Special Award, each as defined in their respective employment agreement) (the “Amendments”).  On August 8, 2006, the Bankruptcy Court authorized the Amendment relating to the COO, which authorized the Company to pay the COO $6,800,000 in cash in lieu of the Initial Equity Award and, subject to the discretion of the board of directors of Adelphia (the “Board”), up to $3,400,000 in cash in lieu of the Emergence Date Special Award of restricted shares.  In exchange for the Emergence Awards, on August 14, 2006, the COO executed a release of any claims for additional compensation other than such Emergence Awards.  On August 17, 2006, the Board approved the payment of $3,400,000 to the COO in lieu of the Emergence Date Special Award of restricted shares.  The CEO/COO Motion was adjourned as to the CEO until September 12, 2006.  If the CEO/COO Motion is approved as to the relief relating to the CEO, the approval order will authorize the Company to pay the CEO $10,200,000 in cash in lieu of the Initial Equity Award and, subject to the discretion of the Board, up to $5,100,000 in cash in lieu of the Emergence Date Special Award of restricted shares.

Investigation, Re-audit and Sale Transaction Costs

The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors, related efforts to comply with applicable laws and regulations and the Sale Transaction.  These expenses include legal fees, employee retention costs, audit fees incurred for the years ended December 31, 2001 and prior, legal defense costs paid on behalf of the Rigas Family and consultant fees.  These expenses have been included in investigation, re-audit and sale transaction costs in the accompanying unaudited consolidated statements of operations.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3:  Debt

The carrying value of the Company’s debt is summarized below as of July 31, 2006 (amounts in thousands):

Liabilities subject to compromise:
Parent debt – unsecured: (a)
Senior notes	$4,767,565
Convertible subordinated notes (b)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847
Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	617,313
Co-Borrowing Facilities (c)	4,576,375
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	121,425
Total subsidiary debt	7,727,488

Deferred financing fees	(131,059)

Parent and subsidiary debt (Note 2)	$14,517,110

(a)  Parent Debt

All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(b)  Convertible Subordinated Notes

The convertible subordinated notes include: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes; (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes; and (iii) unamortized discounts aggregating $12,854,000.  Prior to the Forfeiture Order, the Other Rigas Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes.  The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Adelphia $0.01 par value Class A common stock (“Class A Common Stock”) (Adelphia $0.01 par value Class B common stock in the case of notes held by the Other Rigas Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

The transfer of all right, title and interest previously held by the Rigas Family and by the Rigas Family Entities in any of the Company’s securities, including the 6% notes and the 3.25% notes, in furtherance of the Non-Prosecution Agreement is expected to occur in accordance with separate, subsequent court documentation.  The Company will recognize the benefits of such conveyance when it occurs.  For additional information, see Note 4.

(c)  Co-Borrowing Facilities

The co-borrowing facilities represent the aggregate amount outstanding pursuant to three separate co-borrowing facilities dated May 6, 1999, April 14, 2000 and September 28, 2001 (the “Co-Borrowing Facilities”).  Each co-borrower is jointly and severally liable for the entire amount of the indebtedness

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility.  All amounts outstanding under Co-Borrowing Facilities at July 31, 2006 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying unaudited consolidated balance sheet.

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at July 31, 2006	9.26%

Note 4:  Litigation Matters

SEC Civil Action and the United States Department of Justice (“DoJ”) Investigation

On July 24, 2002, the SEC filed a civil enforcement action (the “SEC Civil Action”) against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors (none of whom remain with the Company).

On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount.  The staff of the SEC told the Company’s advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars.  On July 14, 2004, the Creditors’ Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC’s claims based on the SEC Civil Action.

On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the “Restitution Fund”); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the “Excluded Parties”), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC).  On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

As a result of the Sale Transaction, the Company’s contribution to the Restitution Fund will consist of $600,000,000 in cash and shares of TWC Class A Common Stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against certain third parties.  Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, the Company must make these payments on or before the earlier of:  (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization (the SEC on behalf of itself and the U.S. Attorney has informed the Company that such distribution under the JV Plan does not create an obligation to make the restitution payment).  The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement.

The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the

ADELPHIA COMMUNICATIONS CORPORATION, et al.
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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company’s cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to transfer to the Company all of the Forfeited Entities, certain specified real estate and other property forfeited by the Rigas Family and by the Rigas Family Entities and any securities of the Company that were directly or indirectly owned by the Rigas Family and by the Rigas Family Entities prior to forfeiture.  The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers as of the date of the Forfeiture Order).  A condition precedent to the Company’s obligation to make the contribution to the Restitution Fund described in the preceding paragraph is the Company’s receipt of title to the Forfeited Entities, certain specified real estate and other property and any securities described above forfeited by the Rigas Family and by the Rigas Family Entities, free and clear of all liens, claims, encumbrances or adverse interests.  The Forfeited Entities transferred to the Company pursuant to the RME Forfeiture Orders represent the overwhelming majority of the Rigas Co-Borrowing Entities’ subscribers and value.

Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC’s claims against the Company.  Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 contribution to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC’s claims.

Pursuant to letter agreements with TW NY and Comcast, the U.S. Attorney has agreed, notwithstanding any failure by the Company to comply with the Non-Prosecution Agreement, that it will not criminally prosecute any of the joint venture entities or their subsidiaries purchased from the Company by TW NY or Comcast pursuant to the Purchase Agreements.  Under such letter agreements, each of TW NY and Comcast have agreed that following the closing of the Sale Transaction they will cooperate with the relevant governmental authorities’ requests for information about the Company’s operations, finances and corporate governance between 1997 and confirmation of the Debtors’ plan of reorganization.  The sole and exclusive remedy against TW NY or Comcast for breach of any obligation in the letter agreements is a civil action for breach of contract seeking specific performance of such obligations.  In addition, TW NY and Comcast entered into letter agreements with the SEC agreeing that upon and after the closing of the Sale Transaction, TW NY, Comcast and their respective affiliates (including the joint venture entities transferred pursuant to the Purchase Agreements) will not be subject to, or have any obligation under, the final judgment consented to by the Company in the SEC Civil Action.

The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court.  Adelphia’s consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court.  Various parties have challenged and sought appellate review or reconsideration of the orders of the Bankruptcy Court approving these settlements.  The District Court affirmed the Bankruptcy Court’s approval of the Non-Prosecution Agreement, Adelphia’s consent to the final judgment in the SEC Civil Action and the Adelphia-Rigas Settlement Agreement (defined below).  On March 24, 2006, various parties appealed the District Court’s order affirming the Bankruptcy Court’s approval to the United States Court of Appeals for the Second Circuit (the “Second Circuit”).  Adelphia has moved to dismiss that appeal on the grounds that it is moot, amounts to an impermissible collateral attack on the 363 Approval Order and is barred by res judicata.  The appeal from the District Court’s order affirming the Bankruptcy Court’s approval and Adelphia’s motion to dismiss that appeal are pending before the Second Circuit.  The order of the District Court approving Adelphia’s consent to the final judgment in the SEC Civil Action has not been appealed.  The appeals of the District Court’s approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the Second Circuit.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Adelphia’s Lawsuit Against the Rigas Family

On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the “Rigas Civil Action”).  This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia.  On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations (“RICO”) Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the “Amended Complaint”).  The Amended Complaint sought relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family’s improper conduct and attorneys’ fees.

On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the “Adelphia-Rigas Settlement Agreement”), pursuant to which Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period ending no later than December 31, 2005 (“Interim Management Services”); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family’s (other than the Excluded Parties’) interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or Century/ML Cable Venture (“Century/ML Cable”); and (v) within ten business days of the date on which the consent order of forfeiture is entered, dismiss the Rigas Civil Action, except for claims against the Excluded Parties.  The Rigas Family agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Forfeited Entities; (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court.  Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement.  The appeals of the Bankruptcy Court’s approval remain pending.

The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

Rigas Criminal Action

In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the “Rigas Criminal Action”).  On November 14, 2002, one of the Rigas Family’s alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud.  On January 10, 2003, another of the Rigas Family’s alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud.  The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court.  On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action.  John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts).

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Michael J. Mulcahey was acquitted of all 23 counts against him.  The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him.  On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges.  The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice.  On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial.  On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively.  John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals.  On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities.  On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the “Government-Rigas Settlement Agreement”), pursuant to which the Rigas Family agreed to forfeit: (i) all of the Forfeited Entities; (ii) certain specified real estate and other property; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family.  The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company’s publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Forfeited Entities, certain specified real estate and other property and any securities of the Company were forfeited to the United States.  On August 19, 2005, the Company filed a petition with the District Court seeking an order transferring title to these assets and securities to the Company.  Since that time, petitions have been filed by three lending banks, each asserting an interest in the Forfeited Entities for the purpose, according to the petitions, of protecting against the contingency that the Bankruptcy Court approval of certain settlement agreements is overturned on appeal.  In addition, petitions have been filed by two local franchising authorities with respect to two of the Forfeited Entities, by two mechanic’s lienholders with respect to two of the forfeited real properties and by a school district with respect to one of the forfeited real properties.  The Company’s petition also asserted claims to the forfeited properties on behalf of two entities, Century/ML Cable and Super Cable ALK International, A.A. (Venezuela), in which the Company no longer holds an interest.  Pursuant to the RME Forfeiture Orders, on March 29, 2006, all right, title and interest in the Forfeited Entities held by the Rigas Family and by the Rigas Family Entities prior to the Forfeiture Order were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the RME Forfeiture Orders, subject to certain limitations set forth in the RME Forfeiture Orders.  On July 28, 2006, the District Court entered the Real Property Forfeiture Orders pursuant to which all right, title and interest previously held by the Rigas Family and the Rigas Family Entities in certain specified real estate and other property were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Real Property Forfeiture Orders, subject to certain limitations set forth in the Real Property Forfeiture Orders.  The transfer of all right, title and interest previously held by the Rigas Family and by the Rigas Family Entities in any of the Company’s securities in furtherance of the Non-Prosecution Agreement is expected to occur in accordance with separate, subsequent court documentation.  The government has requested that its next status report to the District Court regarding the forfeiture proceedings be submitted on September 12, 2006.

The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family.  Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action, so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation

Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims.  These actions generally allege that the defendants made materially misleading statements understating the Company’s liabilities and exaggerating the Company’s financial results in violation of securities laws.

In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company’s shareholders and bondholders or classes thereof in federal court in Pennsylvania.  Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas.  Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware.  On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions.  The remaining three Delaware derivative actions were consolidated on May 22, 2002.  On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

The complaints, which named as defendants the Company, certain former officers and directors of the Company and, in some cases, the Company’s former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company’s liabilities and earnings in the Company’s public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5.  Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a)(2) of the Securities Act of 1933.  Certain of the state court actions allege various state law claims.

On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the “MDL Proceedings”).

On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings.  On December 22, 2003, lead plaintiffs filed a consolidated class action complaint.  Motions to dismiss have been filed by various defendants.  Beginning in the spring of 2005, the court in the MDL Proceedings granted in part various motions to dismiss relating to many of the actions, while granting leave to replead some claims.  As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party.  The parties have continued to brief pleading motions, and no answer to the consolidated class action complaint, or the other actions, has been filed.  The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other relief as the court may deem just and proper.  The individual actions against the Company also seek damages of an unspecified amount.

On May 23, 2006, the lead plaintiffs, the named plaintiffs and the class reached a settlement with Deloitte & Touche LLP (“Deloitte”).  On June 7, 2006, the lead plaintiffs, the named plaintiffs and the class reached a settlement with the financial institutions.  The District Court entered an order preliminarily approving the settlements and set a hearing date of November 10, 2006 to consider final approval of the settlements.

Pursuant to Section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

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The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions.  These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement.  One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance.  The third action alleges fraud and seeks rescission, damages and attorneys’ fees.  This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado.  The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown.  These actions have been stayed pursuant to the automatic stay provisions of Section 362 of the Bankruptcy Code.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

Adelphia and ML Media Partners, L.P. (“ML Media”) have been involved in a longstanding dispute concerning Century/ML Cable’s management, the buy/sell rights of ML Media and various other matters.

In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications, Inc. (“Arahova”) in the Supreme Court of the State of New York, seeking, among other things: (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable’s assets; (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable’s assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process; (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process; and (iv) compensatory and punitive damages.  The parties negotiated a consent order that imposed various consultative and reporting requirements on Adelphia and Century as well as restrictions on Century’s ability to make capital expenditures without ML Media’s approval.  Adelphia and Century were held in contempt of that order in early 2001.

In connection with the December 13, 2001 settlement of the above dispute, Adelphia, Century/ML Cable, ML Media and Highland Holdings, a general partnership then owned and controlled by members of the Rigas Family (“Highland”), entered into a Leveraged Recapitalization Agreement (the “Recap Agreement”), pursuant to which Century/ML Cable agreed to redeem ML Media’s 50% interest in Century/ML Cable (the “Redemption”) on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000 depending on the timing of the Redemption, plus interest.  Among other things, the Recap Agreement provided that: (i) Highland would arrange debt financing for the Redemption; (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing of the Redemption; and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable.  Under the terms of the Recap Agreement, Century’s 50% interest in Century/ML Cable was pledged to ML Media as collateral for the Company’s obligations.

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On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court.  Century/ML Cable was operating its business as a debtor-in-possession.

By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date.

Adelphia, Century, Highland, Century/ML Cable and ML Media have been engaged in litigation regarding the enforceability of the Recap Agreement.  On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia’s challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement.  The Bankruptcy Court also indicated that it would allow Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance to proceed.

ML Media has alleged that it was entitled to elect recovery of either $279,800,000, plus costs and interest in exchange for its interest in Century/ML Cable, or up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable, plus costs, interest and revival of the state court claims described above.

On June 3, 2005, Century entered into an interest acquisition agreement with San Juan Cable, LLC (“San Juan Cable”), Century/ML Cable, Century-ML Cable Corporation (a subsidiary of Century/ML Cable) and ML Media,  (the “IAA”), pursuant to which Century and ML Media agreed to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable.  On August 9, 2005, Century/ML Cable filed its plan of reorganization (the “Century/ML Plan”) and its related disclosure statement (the “Century/ML Disclosure Statement”) with the Bankruptcy Court.  On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement.  On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third-party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA.  On October 31, 2005, the sale of Century/ML Cable to San Juan Cable (the “Century/ML Sale”) was consummated and the Century/ML Plan became effective.  Neither the Century/ML Sale nor the effectiveness of the Century/ML Plan resolved the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media.  Upon consummation of the Century/ML Sale, one-half of the net proceeds was placed in an escrow account for the benefit of ML Media (the “ML Media Escrow”) and one-half of the net proceeds was placed in an escrow account for the benefit of Century (the “Century Escrow”).  Pursuant to the IAA and the Century/ML Plan, Adelphia was granted control over Century/ML Cable’s counterclaims in the litigation.  Adelphia has since withdrawn Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance.  On November 23, 2005, Adelphia and Century filed their first amended answer, affirmative defenses and counterclaims.  On January 13, 2006, ML Media replied to Adelphia’s and Century’s amended counterclaims and moved for summary judgment against Adelphia and Century on both Adelphia’s and Century’s remaining counterclaims and the issue of Adelphia’s and Century’s liability.  Adelphia and Century filed their response to ML Media’s summary judgment motion, as well as cross-motions for summary judgment, on March 13, 2006.

Adelphia, Century, ML Media and the post-confirmation bankruptcy estate of Century/ML Cable (the “Estate”) entered into a settlement agreement and mutual general release, dated as of May 11, 2006, which resolves all disputes among the parties (the “Settlement Agreement”).  The Company recorded a loss of $64,038,000 related to the Settlement Agreement during the first quarter of 2006 in other income (expense), net.  On May 22, 2006, the Bankruptcy Court entered an order approving the Settlement Agreement (the “Approval Order”), which became final on June 2, 2006.  Pursuant to the Settlement Agreement,  (i) ML Media and Century have released the ML Media Escrow to ML Media; (ii) Adelphia and Century are obligated to perform all obligations of the sellers under the IAA and have the right to exercise substantially all of the rights of sellers under the IAA and to settle all claims against the Estate, (iii) ML Media transferred substantially all of its rights with respect to the IAA and the Estate (including the right to receive ML Media’s portion of undistributed funds totaling approximately $23,000,000) to a new escrow account (the “New Escrow”), (iv) Adelphia and Century are obligated to indemnify ML Media against certain liabilities and expenses arising out of the IAA; (v) ML Media on the one hand, and Century

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and Adelphia on the other hand, will dismiss all pending litigation against each other, and mutual releases are now effective, (vi) Century made a payment to ML Media from the Century Escrow of $87,117,000 and (vii) the New Escrow and the balance of the Century Escrow, totaling $178,400,000 was released to Century.

Based on current facts, the Company does not anticipate that its obligations with respect to the IAA will have a material adverse effect on the Company’s financial condition or results of operations.

The X Clause Litigation

On December 29, 2003, the ad hoc committee of holders of Adelphia’s 6% and 3.25% convertible subordinated notes (collectively, the “Subordinated Notes”), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the “X Clause Plaintiffs”), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs’ complaint sought a judgment declaring that the subordination provisions in the indentures for the Subordinated Notes were not applicable to an Adelphia plan of reorganization in which constituents receive common stock of Adelphia and that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock of Adelphia given to holders of senior notes of Adelphia.  The basis for the X Clause Plaintiffs’ claim is a provision in the applicable indentures, commonly known as the “X Clause,” which provides that any distributions under a plan of reorganization comprised solely of “Permitted Junior Securities” are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new common stock of Adelphia would meet the definition of “Permitted Junior Securities” set forth in the indentures, and therefore be exempt from subordination.

On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations.  Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law.  The indenture trustee for the Adelphia senior notes (the “Senior Notes Trustee”) also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan of reorganization.  In addition, the Creditors’ Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs’ complaint on the grounds, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication.  In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors’ Committee’s motion to dismiss without ruling on the merits of the various cross-motions for summary judgment.  The Bankruptcy Court’s dismissal of the action was without prejudice to the X Clause Plaintiffs’ right to bring the action at a later date, if appropriate.

Subsequent to Adelphia entering into the Sale Transaction, the X Clause Plaintiffs asserted that the subordination provisions in the indentures for the Subordinated Notes also are not applicable to an Adelphia plan of reorganization in which constituents receive TWC Class A Common Stock and that the Subordinated Notes would therefore be entitled to share pari passu in the distribution of any such TWC Class A Common Stock given to holders of senior notes of Adelphia.  The Senior Notes Trustee, together with certain other constituents, disputed this position.

On December 6, 2005, the X Clause Plaintiffs and the Debtors jointly filed a motion seeking that the Bankruptcy Court establish a pre-confirmation process for interested parties to litigate the X Clause dispute.  By order dated January 11, 2006, the Bankruptcy Court found that the X Clause dispute was ripe for adjudication and directed interested parties to litigate the dispute prior to plan confirmation (the “X Clause Pre-Confirmation Litigation”).  A hearing on the X Clause Pre-Confirmation Litigation was held on March 9 and 10, 2006.  On April 6, 2006, the Bankruptcy Court ruled that the subordination provisions for the Subordinated Notes were enforceable in the context of the Debtors’ plan of reorganization.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

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Dibbern Adversary Proceeding

On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting.  This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions.  The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment.  The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia’s assets, and punitive damages, together with costs and attorneys’ fees.

On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process.  The Bankruptcy Court granted Adelphia’s motion to dismiss and dismissed the adversary proceeding on May 3, 2005.  In the Bankruptcy Court, Mr. Dibbern has also objected to the provisional disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court’s May 3, 2005 order.  Mr. Dibbern appealed the May 3, 2005 order dismissing his adversary proceeding to the District Court.  In an August 30, 2005 decision, the District Court affirmed the dismissal of Mr. Dibbern’s claims for violation of the Pennsylvania Consumer Protection Law, a constructive trust and an accounting, but reversed the dismissal of Mr. Dibbern’s breach of contract, fraud and unjust enrichment claims.  These three claims will proceed in the Bankruptcy Court.  Adelphia filed its answer on October 14, 2005 and discovery commenced.  On March 15, 2006, the Debtors moved the Bankruptcy Court for an order staying discovery in several adversary proceedings, including the Dibbern adversary proceeding.  On March 16, 2006, the Bankruptcy Court granted the order staying discovery in the Dibbern adversary proceeding.

On January 9, 2006, the Debtors filed a Notice of Estimation of Disputed Claims seeking to place a maximum allowed amount of $500,000 on the claims filed by Dibbern.  On January 17, 2006, the Debtors filed their tenth omnibus claims objection to certain claims, including claims filed by Dibbern totaling more than $7.9 billion (including duplicative claims).  Through the objections, the Debtors sought to disallow and expunge each of the Dibbern claims.  On February 7, 2006, Dibbern filed an objection to the Notice of Estimation of Disputed Claims.  On February 23, 2006, Dibbern responded to the Debtors’ objections and requested that the Bankruptcy Court require the Debtors to establish additional reserves for Dibbern’s claims or to reclassify the claims as claims against the operating companies.  On April 21, 2006, the Debtors filed a motion establishing supplemental procedures for estimating certain disputed claims, including Dibbern’s claims.  Dibbern objected to the Debtors’ motion on April 27, 2006.  On May 4, 2006, the Bankruptcy Court entered an order granting the motion establishing supplemental procedures for estimating certain disputed claims, and on May 9, 2006, the Debtors filed an estimation notice seeking to estimate the claims filed by Dibbern for purposes of plan feasibility and reserves only.  The Debtors and Dibbern then entered into a stipulation and agreed order on May 25, 2006 to cap Dibbern’s claims at $15,000,000 for purposes of plan feasibility and reserves only.  The Company has not recorded any loss contingencies associated with Dibbern’s claims.  The Bankruptcy Court signed the stipulation and agreed order on July 19, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Creditors’ Committee Lawsuit Against Pre-Petition Banks

Pursuant to the Bankruptcy Court order approving the DIP Facility (the “Final DIP Order”), the Company made certain acknowledgments (the “Acknowledgments”) with respect to the extent of its indebtedness under the pre-petition credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities.  However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Debtors’ right to prosecute, among other things,

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avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct.  The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

Pursuant to a stipulation dated July 2, 2003, among the Debtors, the Creditors’ Committee and the Equity Committee, the parties agreed, subject to approval by the Bankruptcy Court, that the Creditors’ Committee would have derivative standing to file and prosecute claims against the pre-petition lenders, on behalf of the Debtors, and granted the Equity Committee leave to seek to intervene in any such action.  This stipulation also preserves the Company’s ability to compromise and settle the claims against the pre-petition lenders.  By motion dated July 6, 2003, the Creditors’ Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the “Bank Complaint”) against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and Rigas Family Entities (the “Pre-petition Lender Litigation”).  The Debtors are nominal plaintiffs in this action.

The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuses committed by the agents, lenders and other entities.  The Bank Complaint seeks to, among other things:  (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the Company’s obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants’ claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act.  Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues.  The Equity Committee filed a motion seeking authority to bring an intervenor complaint (the “Intervenor Complaint”) against the defendants seeking to, among other things, assert additional contract claims against the investment banking affiliates of the agent banks and claims under the RICO Act against various defendants (the “Additional Claims”).

On October 3 and November 7, 2003, certain of the defendants filed both objections to approval of the stipulation and motions to dismiss the bulk of the claims for relief contained in the Bank Complaint and the Intervenor Complaint.  The Bankruptcy Court heard oral argument on these objections and motions on December 20 and 21, 2004.  In a memorandum decision dated August 30, 2005, the Bankruptcy Court granted the motion of the Creditors’ Committee for standing to prosecute the claims asserted by the Creditors’ Committee.  The Bankruptcy Court also granted a separate motion of the Equity Committee to file and prosecute the Additional Claims on behalf of the Debtors. The motions to dismiss are still pending.  Subsequent to issuance of this decision, several defendants filed, among other things, motions to transfer the Pre-petition Lender Litigation from the Bankruptcy Court to the District Court.  By order dated February 9, 2006, the Pre-petition Lender Litigation was transferred to the District Court, except with respect to the pending motions to dismiss.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Devon Mobile Claim

Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership (“Devon Mobile”), dated as of November 3, 1995, the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states.  Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company that were spun off as TelCove, Inc. in January 2002.

In late May 2002, the Company notified Devon G.P., Inc. (“Devon G.P.”), the general partner of

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Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile.  On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Devon Mobile Bankruptcy Court”).

On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company’s guarantee of certain Devon Mobile obligations (collectively, the “Company Claims”).  By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile’s First Amended Joint Plan of Liquidation (the “Devon Plan”).  The Devon Plan became effective on October 17, 2003, at which time the Company’s limited partnership interest in Devon Mobile was extinguished.  Under the Devon Plan, the Devon Mobile Communications Liquidating Trust (the “Devon Liquidating Trust”) succeeded to all of the rights of Devon Mobile, including prosecution of causes of action against Adelphia.

On or about January 8, 2004, the Devon Liquidating Trust filed proofs of claim in the Chapter 11 Cases seeking, in the aggregate, approximately $100,000,000 in respect of, among other things, certain cash transfers alleged to be either preferential or fraudulent and claims for deepening insolvency, alter ego liability and breach of an alleged duty to fund Devon Mobile operations, all of which arose prior to the commencement of the Chapter 11 Cases (the “Devon Claims”).  On June 21, 2004, the Devon Liquidating Trust commenced an adversary proceeding in the Chapter 11 Cases (the “Devon Adversary Proceeding”) through the filing of a complaint (the “Devon Complaint”) which incorporates the Devon Claims.  On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against the Devon Liquidating Trust, which encompassed the Company Claims.  On November 22, 2004, the Company filed a motion for leave (the “Motion for Leave”) to file a third party complaint for contribution and indemnification against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P.  By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P.  On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris.  By an order dated April 5, 2005, Judge Morris denied the Motion for Leave and a subsequent motion for reconsideration.

On March 6, 2006, the Bankruptcy Court issued a memorandum decision granting Adelphia summary judgment on all counts of the Devon Complaint except for the fraudulent conveyance/breach of limited partnership claim.  The Bankruptcy Court denied in its entirety the summary judgment motion filed by the Devon Liquidating Trust.  Trial commenced on April 17, 2006.  On April 18, 2006, the parties agreed on the record in the Bankruptcy Court to settle their disputes.  The Devon Liquidating Trust agreed to release all claims it has against the Company, and the Company agreed to release all claims it has against the Devon Liquidating Trust.  Neither party will pay any money to the other party as a result of this settlement.

The Company and the Devon Liquidating Trust have executed a settlement agreement memorializing the terms of the settlement described above. The settlement agreement has been noticed in the bankruptcy proceeding, with an objection deadline of August 31, 2006.

NFHLP Claim

On January 13, 2003, Niagara Frontier Hockey, L.P., a Delaware limited partnership owned by the Rigas Family (“NFHLP”) and certain of its subsidiaries (the “NFHLP Debtors”) filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the “NFHLP Bankruptcy Court”) seeking protection under the U. S. bankruptcy laws.  Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities.  On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation.  The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors’ Committee

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seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors’ Committee related to the waiver of Adelphia’s right to participate in certain sale proceeds resulting from the sale of assets.  Certain of the NFHLP Debtors’ pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors’ Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors’ Committee from prosecuting their claims against those pre-petition lenders.  Although proceedings as to the complaint itself have been suspended, the parties have continued to litigate the cross-complaints.  Discovery closed on November 1, 2005 and motions for summary judgment were filed on January 24, 2006, with additional briefing on the motions to follow.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia’s Lawsuit Against Deloitte

On November 6, 2002, Adelphia sued Deloitte, Adelphia’s former independent auditors, in the Court of Common Pleas for Philadelphia County.  The lawsuit seeks damages against Deloitte based on Deloitte’s alleged failure to conduct an audit in compliance with generally accepted auditing standards, and for providing an opinion that Adelphia’s financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform.  The complaint further alleges that Deloitte knew or should have known of alleged misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the Board or others who could have and would have stopped the Rigas Family’s misconduct.  The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003.  On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint.  In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution.  Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas.  In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution.  The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants.  On January 9, 2004, Adelphia answered Deloitte’s counterclaims.  Deloitte moved to stay discovery in this action until completion of the Rigas Criminal Action, which Adelphia opposed.  Following the motion, discovery was effectively stayed for 60 days but has now commenced.  Deloitte and Adelphia have exchanged documents and are engaged in substantive discovery.  On May 25, 2006, the court extended the discovery deadline to September 5, 2006 and ordered that the case be ready for trial by January 2, 2007.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Arahova Motions

Substantial disputes exist between creditors of the Debtors that principally affect the recoveries to the holders of certain notes due September 15, 2007, issued by FrontierVision Holdings, L.P. (an indirect subsidiary of Adelphia), the creditors of Olympus Communications, L.P. and the creditors of Arahova and Adelphia (the “Inter-Creditor Dispute”).  On November 7, 2005, the ad hoc committee of Arahova noteholders (the “Arahova Noteholders’ Committee”) filed four emergency motions for relief with the Bankruptcy Court seeking, among other things, to: (i) appoint a trustee for Arahova and its subsidiaries (collectively, the “Arahova/Century Debtors”) who may not receive payment in full under the Debtors’ plan of reorganization or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Century Debtors in connection with the Inter-Creditor Dispute; (ii) disqualify Willkie Farr & Gallagher LLP (“WF&G”) from representing the Arahova/Century Debtors in the Chapter 11 Cases and the balance of the Debtors with respect to the Inter-Creditor Dispute;

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(iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a Chapter 11 plan of reorganization and related disclosure statement (the previous three motions, the “Arahova Emergency Motions”); and (iv) authorize the Arahova Noteholders’ Committee to file confidential supplements containing certain information.  The Bankruptcy Court held a sealed hearing on the Arahova Emergency Motions on January 4, 5 and 6, 2006.

Pursuant to an order dated January 26, 2006 (the “Arahova Order”), the Bankruptcy Court: (i) denied the motion to terminate the Arahova/Century Debtors’ exclusivity; (ii) denied the motion to appoint a trustee for the Arahova/Century Debtors, or, alternatively, to require the appointment of nonstatutory fiduciaries; and (iii) granted the motion for an order disqualifying WF&G from representing the Arahova/Century Debtors and any of the other Debtors in the Inter-Creditor Dispute.  Without finding that present management or WF&G have in any way acted inappropriately to date, the Bankruptcy Court found that WF&G’s voluntary neutrality in such disputes should be mandatory, except that the Bankruptcy Court stated that WF&G could continue to act as a facilitator privately to assist creditor groups that are parties to the Inter-Creditor Dispute reach a settlement.  The Arahova Noteholders’ Committee appealed the Arahova Order to the District Court, and on March 30, 2006, the District Court affirmed the Arahova Order.  On April 7, 2006, the Arahova Noteholders’ Committee appealed the Arahova Order to the Second Circuit.  On July 26, 2006, the Second Circuit entered a stipulation and order between the Debtors and the Arahova Noteholders’ Committee withdrawing the Arahova Noteholders’ Committee’s appeal from active consideration.  The Arahova Noteholders’ Committee may reactivate its appeal on or before October 20, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

City of Martinsville and Henry County, Virginia – Right of Purchase Claim

Pursuant to the asset purchase agreement between TW NY and Adelphia, the Company filed Federal Communications Commission Form 394 franchise transfer requests with the City of Martinsville, Virginia (“Martinsville”) and County of Henry, Virginia (“Henry County”).  In response to the Company’s request for franchise transfer approval, Martinsville asserted a right under its franchise agreement with Multi-Channel T.V. Cable Company, an Adelphia subsidiary and a Debtor (“Multi-Channel T.V.”), to purchase the Adelphia systems serving its community.  In addition, Henry County allegedly denied the Company’s request for franchise transfer approval within 120 days of such request and thereafter purportedly assigned to Martinsville its purported right to purchase the Adelphia systems serving its community under its franchise agreement with Multi-Channel T.V.  As of June 30, 2006, the combined number of Company subscribers in the two communities was approximately 16,000.

On April 26, 2006, Martinsville Cable, Inc. (“Martinsville Cable”) filed a complaint against Multi-Channel T.V. with the Bankruptcy Court in the Chapter 11 Cases seeking, among other things, a declaration that the alleged purchase rights of Martinsville and Henry County (which purportedly were assigned to Martinsville) are valid and enforceable.  The complaint also seeks an order requiring Multi-Channel T.V. to specifically perform pursuant to the terms of the franchise agreements to sell such systems to Martinsville Cable or, in the event the request for specific performance is denied, judgment for all damages suffered by Martinsville Cable as a result of Multi-Channel T.V.’s alleged material breach of the franchise agreements.  The complaint further seeks a permanent injunction prohibiting Multi-Channel T.V. from transferring such systems to TW NY or any third party.  The Company believes that there are significant legal barriers to Martinsville enforcing its alleged purchase rights under the Bankruptcy Code, the Cable Communications Policy Act of 1984, as amended, and Virginia state law.

On June 14, 2006, Martinsville Cable filed a complaint against TW NY and TWC in Virginia state court seeking a declaratory judgment that the alleged purchase rights are enforceable and have been properly exercised with regard to a subsequent proposed sale of the Martinsville and Henry County cable assets by TW NY to Comcast (the “Virginia Action”).  The complaint in the Virginia Action also requests an injunction prohibiting TW NY and TWC from transferring the Martinsville and Henry County cable assets to Comcast or any other third party, in the event that TW NY acquires the relevant cable systems

ADELPHIA COMMUNICATIONS CORPORATION, et al.
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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

from Adelphia.  On June 26, 2006, the action was removed from Virginia state court to the United States District Court for the Western District of Virginia (the “Virginia District Court”).

On July 20, 2006, the Virginia District Court entered an agreed order in the Virginia Action (the “Agreed Order”) providing that Comcast Cable Communications Holdings, Inc. (“Comcast Cable Communications”) and Comcast of Georgia, Inc. (“Comcast Georgia,” together with Comcast Cable Communications, “Comcast Cable”), each a subsidiary of Comcast, will operate the cable systems in such communities from the Effective Date until the resolution of the Virginia Action.  Pursuant to the Agreed Order, during such interim period, Comcast Cable is prohibited from selling any of the system assets or making any physical, material, administrative or operational change that would tend to (i) degrade the quality of services to the subscribers, (ii) decrease income or (iii) diminish the material value of the system assets without the prior written consent of Martinsville Cable, Martinsville and Henry County.

On August 1, 2006, the Bankruptcy Court entered a stipulated order by the parties providing for the interim management of the systems by Comcast Cable upon terms and conditions substantially similar to those in the Virginia District Court Agreed Order.  The Company will continue to own the systems until a final resolution of Martinsville Cable’s Bankruptcy Court complaint.

On August 24, 2006, in the Virginia Action, the Virginia District Court issued an order denying Martinsville Cable’s motion for summary judgment and granting the motion for summary judgment filed by TW NY and Comcast. The Virginia District Court ruled that neither Martinsville Cable nor Martinsville is legally qualified to exercise the purchase rights provided for in the applicable franchise agreements. Martinsville Cable may appeal this decision to the U.S. Court of Appeals for the Fourth Circuit.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The America Channel Litigation

On May 30, 2006, The America Channel, LLC (“TAC”), a Delaware limited liability company organized to own and operate a television programming network, filed a lawsuit in the United States District Court for the District of Minnesota (the “Minnesota District Court”) against TWC, TW NY, Time Warner and Comcast (together, the “Purchasers”), alleging that the Purchasers had violated sections 1 and 2 of the Sherman Antitrust Act and section 7 of the Clayton Antitrust Act (the “TAC Action”).  TAC alleged that completion of the Sale Transaction by the Purchasers, as well as certain other transactions, would constitute further violations of the Sherman and Clayton Antitrust Acts.  TAC, among other things, requested as relief an injunction enjoining the Purchasers from consummating the Sale Transaction.

On June 1, 2006, the Debtors filed an adversary proceeding in the Bankruptcy Court seeking (i) a declaration that TAC and its attorneys (the “TAC Defendants”) impermissibly interfered with the Bankruptcy Court’s jurisdiction and mandate, (ii) a declaration that the TAC Defendants should have commenced the TAC Action, if at all, in the Bankruptcy Court, (iii) a declaration that the TAC Action violates the automatic stay embodied in 11 U.S.C. Section 362(a)(3), and (iv) a preliminary and permanent injunction enjoining the TAC Defendants from interfering with the Bankruptcy Court’s jurisdiction over the Debtors’ Chapter 11 Cases and the Sale Transaction by prosecuting the TAC Action in any court other than the Bankruptcy Court.

On June 2, 2006, the Bankruptcy Court issued a temporary restraining order that, among other things, prohibited the TAC Defendants from continuing any further proceedings in the TAC Action.  Following the Bankruptcy Court’s issuance of the temporary restraining order, also on June 2, 2006, the TAC Defendants filed, in the Minnesota District Court, a motion to vacate the Bankruptcy Court’s June 2, 2006 order (the “Motion to Vacate”).  On June 5, 2006, on the Debtors’ motion, the Bankruptcy Court held the TAC Defendants in contempt for violating the temporary restraining order by filing the Motion to Vacate.

On June 19, 2006, the Bankruptcy Court heard argument from the Debtors and the TAC Defendants on the Debtors’ motion for a preliminary injunction.  The Debtors and the TAC Defendants agreed that any preliminary injunction entered would be treated as a permanent injunction.  On June 26, 2006, the Bankruptcy Court entered a judgment declaring that the TAC Defendants’ efforts to enjoin the Sale Transaction in the TAC Action violated the automatic stay under 11 U.S.C. section 362(a)(3).  Also on this date, the Bankruptcy Court entered a permanent injunction (the “TAC Injunction”) enjoining the TAC Defendants from: (a) continuation of any further proceedings in the TAC Action; (b) taking any other

ADELPHIA COMMUNICATIONS CORPORATION, et al.
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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

action, with the exception of any action taken in the Bankruptcy Court, to interfere with the Debtors’ disposition of their assets; and (c) taking any other action, with the exception of any action taken in the Bankruptcy Court, to interfere with the Bankruptcy Court’s jurisdiction over the Debtors’ chapter 11 cases.  The TAC Injunction does, however, permit the TAC Defendants to proceed with the TAC Action in the Minnesota District Court, or elsewhere, but only to the extent that the TAC Defendants seek no relief other than: (a) damages; (b) an order requiring the Debtors and/or the Purchasers to carry TAC on their cable systems; and/or (c) post-Sale Transaction divestiture.

On June 26, 2006, the TAC Defendants filed a notice of appeal from the Bankruptcy Court’s judgment and permanent injunction.  On July 12, 2006, the TAC Defendants filed a notice of motion to expedite in the District Court.   On July 25, 2006, the District Court denied the TAC Defendants’ motion to expedite and set a briefing schedule whereby the TAC Defendants would submit their appellate brief on or before August 1, 2006, the Debtors would submit their response brief on or before August 15, 2006, and the TAC Defendants would submit their reply brief on or before August 22, 2006.  No relief has been granted on the TAC Defendants’ appeal of the Bankruptcy Court’s judgment and permanent injunction.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The Company’s Claims Against Motorola, Inc.

On June 22, 2006, the Debtors filed an adversary proceeding against Motorola, Inc. and certain subsidiaries of Motorola, Inc. (“Motorola”), as well as three transferees of claims filed by Motorola (the “Claim Transferees”), in the Bankruptcy Court.  The complaint seeks relief for five causes of action.  First, the complaint seeks damages from Motorola for aiding and abetting breaches of fiduciary duty by the Company’s former management in manipulating the Company’s consolidated financial statements and performance results for the fiscal years 2000 and 2001.  Second, the complaint seeks avoidance and recovery of preferential and fraudulent transfers of more than $60,000,000 made to Motorola pursuant to Sections 544, 547, 548 and 550 of the Bankruptcy Code and applicable state law.  Third, the complaint seeks avoidance of purported (but unperfected) liens asserted by Motorola against property of the Debtors pursuant to Section 544 of the Bankruptcy Code.  Fourth, the complaint seeks disallowance of some or all of the claims asserted by Motorola and the Claim Transferees (totaling in excess of $60,000,000) in the Debtors’ bankruptcy proceedings to the extent that the claims are improperly asserted against subsidiaries of Adelphia rather than Adelphia.  Fifth, the complaint seeks equitable subordination under Bankruptcy Code Section 510(c) of any claims filed by Motorola, including claims held by the Claim Transferees, to the extent, if any, that such claims are allowed.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E and F Preferred Stock Conversion Postponements

On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia’s 7.5% Series E Mandatory Convertible Preferred Stock (“Series E Preferred Stock”) into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors’ bankruptcy filing, in order to protect the Debtors’ net operating loss carryovers.   On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock.  Adelphia has also entered into several stipulations postponing, to the extent applicable, the conversion date of Adelphia’s 7.5% Series F Mandatory Convertible Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

EPA Self Disclosure and Audit

On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency (“EPA”), and notified EPA that it intended to conduct an audit of its operations to identify and correct violations of certain environmental requirements. The potential violations primarily concern reporting and record keeping requirements arising from the Company’s storage and use of petroleum and batteries to provide backup power for its cable operations.  On July 6, 2006, the Company executed an agreement with EPA to settle EPA’s civil and administrative claims with respect to environmental violations that are identified by the Company, disclosed to EPA, and corrected in accordance with the agreement.  The agreement caps the Company’s total liability for civil and administrative fines for such violations at $233,000 subject to certain restrictions.  On July 24, 2006, the Bankruptcy Court approved the agreement.  Pursuant to the agreement, on July 26, 2006, the Company submitted the results of its environmental self-audit to EPA.  On August 7, 2006, EPA proposed a final settlement agreement that would resolve the Company’s liability for civil and administrative fines for the violations disclosed and corrected by the Company in exchange for a payment of $143,000. The Company executed the settlement agreement on August 15, 2006 and made the required payment of $143,000 on August 17, 2006.  The Company will submit a supplemental audit report to EPA upon completion of certain remaining corrective actions described in the July 6, 2006 agreement with EPA.

Based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company’s financial condition or results of operations.

Other

The Company may be subject to various other legal proceedings and claims which arise in the ordinary course of business.  Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company’s financial condition or results of operations.

Note 5:  Additional Information

Reclassification

Certain amounts for the forty-nine months ended July 31, 2006 have been reclassified to conform with the July 31, 2006 monthly presentation.

Cash and cash equivalents

Cash equivalents consist primarily of money market funds and United States government obligations with maturities of three months or less when purchased.  The carrying amounts of cash equivalents approximate their fair values.

Accounts payable, accrued liabilities and other liabilities

To the Company’s knowledge, all undisputed post petition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, required to be paid are fully paid as of July 31, 2006.

Preferred stock

Contractual dividends applicable to the Company’s preferred stock were $10,010,000 and $490,510,000 for the respective one and forty-nine months ended July 31, 2006.

Basic and diluted loss per weighted average share of common stock

The Company uses the two-class method for computing basic and diluted EPS.  Basic and diluted EPS for the Class A Common Stock and the Class B Common Stock was computed by allocating the income applicable to common stockholders to Class A common stockholders and Class B common

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

stockholders as if all of the earnings for the period had been distributed.  This allocation, and the calculation of the basic and diluted net income applicable to Class A common stockholders and Class B common stockholders, do not reflect any adjustment for interest on the convertible subordinated notes and do not reflect any declared or accumulated dividends on the convertible preferred stock, as neither has been recognized since the Petition Date.

Supplemental cash flow information

Cash payments for interest were $69,303,000 and $1,800,238,000 for the one and forty-nine month periods ended July 31, 2006, respectively.

Note 6:  Bankruptcy Court Reporting Schedules

The Bankruptcy Court reporting schedules included in this report beginning on page 35 are for the period from July 1 through July 31, 2006 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP.  The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the
	Month Ended
	July 31, 2006	Reference

Gross wages paid	$46,383,344	Schedule I
Employee payroll taxes withheld	11,219,155	Schedule I
Employer payroll taxes due	3,552,536	Schedule I
Payroll taxes paid*	14,845,071	Schedule II*
Sales and other taxes due	8,125,906	Schedule III
Gross taxable sales	102,495,920	Schedule III
Real estate and personal property taxes paid	969,544	Schedule IV
Sales and other taxes paid	7,466,225	Schedule V
Cash disbursements	402,304,527	Schedule VI
Insurance coverage	N/A	Schedule VII

* The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes

for the Month Ended July 31, 2006

	Gross	Employee Payroll	Employer Payroll
Week Ending Date	Wages Paid	Taxes Withheld	Taxes Due
07-Jul-06	$21,809,164	$4,807,807	$1,605,815
21-Jul-06	$24,574,180	$6,411,348	$1,946,721

Total	$46,383,344	$11,219,155	$3,552,536

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended July 31, 2006

	Payroll Taxes
Payee	Paid	Payment Date
CITY OF PORTSMOUTH	$(484.74)	7/1/2006
CITY OF WAVERLY	(815.48)	7/1/2006
VILLAGE OF BATAVIA	(46.42)	7/1/2006
INTERNAL REVENUE SERVICE	38,514.02	7/5/2006
STATE OF CALIFORNIA	60,600.59	7/5/2006
STATE OF FLORIDA	35,939.48	7/5/2006
STATE OF PENNSYLVANIA	93,599.76	7/5/2006
DEPARTMENT OF LABOR & EMPLOYMEN	39,581.31	7/6/2006
EMPLOYMENT SECURITY COMMISSION	15,327.61	7/6/2006
CITY OF NEWARK	1,569.96	7/7/2006
COLUMBUS CITY INCOME TAX	1,226.89	7/7/2006
DIRECTOR OF FINANCE	815.48	7/7/2006
WEST VIRGINIA DEPT OF TAX & REV	9,275.38	7/7/2006
VILLAGE OF MORROW	46.42	7/7/2006
INTERNAL REVENUE SERVICE	5,595,414.97	7/7/2006
STATE OF ARIZONA	2,967.72	7/7/2006
STATE OF CALIFORNIA	157,984.73	7/7/2006
STATE OF COLORADO	57,842.00	7/7/2006
STATE OF CONNECTICUT	11,280.75	7/7/2006
STATE OF GEORGIA	7,696.86	7/7/2006
STATE OF IDAHO	4,666.00	7/7/2006
STATE OF INDIANA	988.39	7/7/2006
STATE OF KANSAS	351.83	7/7/2006
STATE OF KENTUCKY	17,569.54	7/7/2006
STATE OF MAINE	23,140.00	7/7/2006
STATE OF MARYLAND	15,645.44	7/7/2006
STATE OF MASSACHUSETTS	28,372.18	7/7/2006
STATE OF NEW YORK	97,836.08	7/7/2006
STATE OF NORTH CAROLINA	13,633.60	7/7/2006
STATE OF OHIO	73,308.17	7/7/2006
STATE OF OKLAHOMA	263.83	7/7/2006
STATE OF PENNSYLVANIA	92,884.09	7/7/2006
STATE OF SOUTH CAROLINA	4,107.60	7/7/2006
STATE OF VERMONT	15,900.64	7/7/2006
STATE OF VIRGINIA	54,760.78	7/7/2006
OFFICE OF UNEMPLOYMENT INS	455.99	7/7/2006
ASHTABULA INCOME TAX	331.59	7/14/2006
CENTRAL COLLECTION AGENCY	30,112.38	7/21/2006
CITY OF CHILLICOTHE	2,160.38	7/21/2006
CITY OF CLEVELAND HEIGHTS	5,051.59	7/21/2006
CITY OF MARION	884.46	7/21/2006

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended July 31, 2006

	Payroll Taxes
Payee	Paid	Payment Date
CITY OF NEWARK	1,904.89	7/21/2006
CITY OF PITTSBURGH	1,682.17	7/21/2006
CITY OF PORTSMOUTH	491.14	7/21/2006
DEFIANCE CITY INCOME TAX	962.79	7/21/2006
DIRECTOR OF FINANCE	381.38	7/21/2006
EUCLID INCOME TAX	2,918.96	7/21/2006
LORAIN CITY TAX	1,911.68	7/21/2006
MONTANA DEPARTMENT OF REVENUE	925.44	7/21/2006
RITA	13,074.32	7/21/2006
SCHOOL DISTRICT INCOME TAX	2,708.61	7/21/2006
TREASURER CITY OF OWENSBORO	568.01	7/21/2006
VILLAGE OF GREENWOOD	476.00	7/21/2006
WEST VIRGINIA DEPT OF TAX & REV	9,752.16	7/21/2006
INTERNAL REVENUE SERVICE	7,318,280.21	7/21/2006
STATE OF ARIZONA	2,974.03	7/21/2006
STATE OF CALIFORNIA	219,932.65	7/21/2006
STATE OF COLORADO	76,950.00	7/21/2006
STATE OF CONNECTICUT	12,013.62	7/21/2006
STATE OF GEORGIA	8,163.76	7/21/2006
STATE OF IDAHO	6,938.39	7/21/2006
STATE OF INDIANA	983.31	7/21/2006
STATE OF KANSAS	528.33	7/21/2006
STATE OF KENTUCKY	19,123.08	7/21/2006
STATE OF MAINE	25,501.26	7/21/2006
STATE OF MARYLAND	17,628.30	7/21/2006
STATE OF MASSACHUSETTS	32,528.16	7/21/2006
STATE OF MICHIGAN	131.14	7/21/2006
STATE OF NEW YORK	128,249.38	7/21/2006
STATE OF NORTH CAROLINA	15,365.80	7/21/2006
STATE OF OHIO	83,479.60	7/21/2006
STATE OF OKLAHOMA	236.04	7/21/2006
STATE OF PENNSYLVANIA	144,224.71	7/21/2006
STATE OF SOUTH CAROLINA	4,409.65	7/21/2006
STATE OF VERMONT	20,052.41	7/21/2006
STATE OF VIRGINIA	57,900.41	7/21/2006
STATE OF WISCONSIN	883.25	7/21/2006
MASSACHUSETTS DIVISION OF	74.51	7/27/2006

TOTALS	$14,845,071.40

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BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended July 31, 2006

	Sales and
	Other	Gross
Taxing Jurisdiction	Taxes Due	Taxable Sales
Arizona Department of Revenue	$107	$1,194
Board of Equalization	3	A
Board of Equalization	(1)	(14)
Board of Equalization	22	261
City of Albion	474	7,906
City of Baldwin Park	6,035	201,171
City of Beaumont	4,498	149,919
City of Brawley	9,365	234,135
City of Charlottesville	56,080	560,797
City of Colorado Springs	138	5,534
City of Colton	10,529	254,802
City of Fontana	279	5,579
City of Hermosa Beach	24,859	414,310
City of Holtville	2,171	43,414
City of Kelso	6,733	112,218
City of La Habra	28,613	476,877
City of Longview	23,610	393,505
City of Los Angeles	—	1
City of Moreno Valley	72,009	1,200,142
City of Palouse	541	7,728
City of Petersburg	19,071	95,353
City of Pico Rivera	13,538	270,761
City of Placentia	17,371	496,315
City of Port Hueneme	12,068	301,689
City of Redondo Beach	52,017	1,095,086
City of Rialto	41,479	518,484
City of San Bernardino	70,506	889,109
City of San Buenaventura	41,027	820,539
City of Santa Monica	177,646	1,776,461
City of Waynesboro	29,326	293,264
City of Winchester	14,797	147,966
Colorado Dept. of Revenue	725	14,618
Colorado Dept. of Revenue	3,143	80,703
Commissioner of Revenue Services	310,999	5,923,778
Commissioner of Revenue Services	376,039	6,267,299
Commonwealth of Massachusetts	8,652	173,053
Comptroller of Maryland	1,701	34,032
Comptroller of Maryland	27,663	553,261

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended July 31, 2006

	Sales and
	Other	Gross
Taxing Jurisdiction	Taxes Due	Taxable Sales
County of Montgomery	7,441	74,407
Florida Department of Revenue	3,747,371	26,505,460
Florida Department of Revenue	190,739	2,925,543
Georgia Department of Revenue	21,082	333,171
Idaho State Tax Commission	6,604	132,061
Indiana Department of Revenue	28,902	481,701
Kansas Dept. of Revenue	16,056	212,660
Kentucky Revenue Cabinet	181,695	6,056,444
Kentucky Revenue Cabinet	5,864	97,736
Kentucky Revenue Cabinet	175,839	5,866,944
Maine Revenue Services	4	86
Maine Revenue Services	378,174	7,563,454
Mississippi State Tax Commission	39,432	563,325
Mississippi State Tax Commission	1,462	20,879
MTEAF	—	—
NC Department of Revenue	25,184	349,372
NC Department of Revenue	88,144	4,065,166
NC Department of Revenue	672	9,600
NECA PAUSF	931	—
NECA VUSF	50	4,328
NYS Corporation Tax	1,266	—
NYS Corporation Tax	9,598	—
NYS Estimated Corporation Tax	1,590	—
NYS Sales Tax Processing	8,615	100,053
Oklahoma Tax Commission	592	7,828
PA Department of Revenue	250,061	4,473,443
PA Dept. of Revenue	15,292	304,016
South Carolina Dept. of Revenue	52,690	786,181
State of New Hampshire	133,368	1,905,249
State Tax Department	318,396	5,306,603
TN Department of Revenue	70,988	786,396
Town of Blacksburg	11,696	116,955
Town of Mt Crested Butte	1,533	34,058
Town of South Boston	4,961	49,614

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended July 31, 2006

	Sales and
	Other	Gross
Taxing Jurisdiction	Taxes Due	Taxable Sales
Treasurer State of Ohio	195,541	2,810,269
USAC	268,686	—
Vermont Department of Taxes	378,484	6,308,065
Virginia Department of Taxation	17,567	351,329
Washington Dept. of Revenue	5,359	69,388
Wyoming Department of Revenue	144	2,886

Total	$8,125,906	$102,495,920

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2006

Payee	Amount Paid	Check Date
200 MINUTEMAN LLC	$7,161	07/12/06
ANDERSON COUNTY	—	07/06/06
ANDERSON COUNTY	35,855	07/21/06
APPLE TREE REALTY TRUST, INC.	2,221	07/11/06
BATH COUNTY	8,785	07/06/06
BEAHYVILLE CITY COLLECTOR	1,564	07/06/06
BEAUFORT COUNTY TREASURER/	2	07/06/06
BLACKBURN CENTER, LLC	433	07/26/06
BOONE COUNTY SHERIFF	590	07/06/06
BOURBON COUNTY	13,643	07/18/06
BOYLE COUNTY FISCAL COURT	28,895	07/06/06
BRECKENRIDGE COUNTY SHERIFF	6,295	07/06/06
BREVARD COUNTY	2,135	07/06/06
BURGIN CITY	521	07/06/06
BURGIN EDUCATION BO	1,293	07/17/06
BUTLER COUNTY	321	07/18/06
BUTLER COUNTY SHERIFF	634	07/06/06
CAL & JOANNE FAMILY LTD PRTNRSP	200	07/21/06
CHARLESTON COUNTY	540	07/18/06
CITY & COUNTY OF DENVER	7	07/21/06
CITY OF AUBURN	2,090	07/17/06
CITY OF AUBURN	2,763	07/18/06
CITY OF BUENA VISTA	4,299	07/13/06
CITY OF BUFFALO	94,811	07/17/06
CITY OF CARLISLE	1,025	07/06/06
CITY OF CORINTH	191	07/17/06
CITY OF CYNTHIANA	3,574	07/06/06
CITY OF FLEMINGSBURG TREASURER	1,267	07/06/06
CITY OF ISLAND TAX COLLECTOR	781	07/06/06
CITY OF JUNCTION	1,247	07/06/06
CITY OF LIVERMORE	394	07/06/06
CITY OF MILLERSBURG TREASURER	1,186	07/17/06
CITY OF MORGANFIELD TREASURER	14,698	07/06/06
CITY OF MT STERLING	4,912	07/06/06
CITY OF NORTH ADAMS	7,698	07/18/06
CITY OF NORWICH	11,738	07/18/06
CITY OF PARIS	3,241	07/17/06
CITY OF SALT LICK	2,347	07/06/06
CITY OF UNIONTOWN TREASURER	7,287	07/13/06
CITY OF VANCEBURG	401	07/06/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2006

Payee	Amount Paid	Check Date
CITY OF WAVERLY TREASURER	198	07/17/06
CLAREMONT	4,586	07/06/06
CLARK COUNTY	43,137	07/06/06
CLAY CITY TAX COLLECTOR	458	07/06/06
DANVILLE INDEPENDENT SCHOOL DIS	25,578	07/17/06
DARLINGTON COUNTY	1,059	07/17/06
DARLINGTON COUNTY	229	07/27/06
DAVIE COUNTY TAX COLLECTOR	176	07/27/06
DAVIESS COUNTY CLERK	46,989	07/17/06
DILLON COUNTY TREASURER	94	07/06/06
DILLON COUNTY TREASURER	10,215	07/13/06
DORIS LAWTON	1,030	07/28/06
EASTLAKE COMMERCIAL	62	07/21/06
EL PASO COUNTY TREASURER	35,806	07/28/06
ESSEX TOWN TAX COLLECTOR	601	07/18/06
FREDERICKSBURG CITY TREASURER	144	07/21/06
GARRARD COUNTY SHERIFF	8,897	07/17/06
GE CAPITAL FLEET SERVICES	8,847	07/11/06
GE CAPITAL FLEET SERVICES	1,635	07/12/06
GEORGETOWN COUNTY	17,449	07/17/06
GLOUCESTER CITY	5,210	07/18/06
GRANT COUNTY SHERIFF	784	07/06/06
HANCOCK COUNTY	4,520	07/06/06
HARLAN CITY TREASURER	1,412	07/17/06
HARRODSBURG CITY	2,087	07/06/06
HAWESVILLE CITY SHERIFF	2,229	07/06/06
HENDERSON COUNTY SHERIFF	6,349	07/06/06
HENDRY COUNTY	4,121	07/06/06
IREDELL COUNTY TAX COLLECTOR	285	07/17/06
JACKSON INDEPENDENT SCHOOLS	2,157	07/17/06
JEFFERSONVILLE TAX COLLECTOR	386	07/06/06
LARRY SCHREDER	1,337	07/14/06
LARUE COUNTY SHERIFF	945	07/18/06
LAUREL COUNTY SHERIFF	53,122	07/17/06
LAWRENCEBURG CITY	7,312	07/21/06
LEE COUNTY SHERIFF	12,427	07/06/06
LINCOLN COUNTY FISCAL COURT	6,874	07/18/06
LOUDOUN COUNTY	1,053	07/17/06
LUCAS COUNTY	403	07/17/06
LYNCHBURG CITY	14,027	07/17/06
LYNCHBURG INVESTMENT CO., INC.	5,217	07/12/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2006

Payee	Amount Paid	Check Date
MANCHESTER-BY-THE-SEA	1,132	07/18/06
MARION COUNTY TREASURER	39,036	07/17/06
MERCER COUNTY	—	07/17/06
MERCER COUNTY	21,456	07/27/06
MORGAN COUNTY	9,961	07/06/06
NICHOLAS COUNTY SHERIFF	3,323	07/06/06
OLD LYME MARKETPLACE	1,238	07/27/06
PARIS INDEPENDENT SCHOOLS	12,680	07/17/06
PERRY COUNTY SHERRIF	2,743	07/17/06
PERRYVILLE CITY	590	07/06/06
PLYMOUTH TOWN TAX	1,059	07/17/06
POWELL COUNTY	11,107	07/17/06
RANDY SHEFFER	196	07/14/06
RICHLAND COUNTY	11,904	07/06/06
RITE AID CORORATION	256	07/21/06
ROCKCASTLE COUNTY	4,228	07/06/06
SACRAMENTO CITY TAX	1,218	07/06/06
SAN DIEGO COUNTY	19,902	07/13/06
SCOTT COUNTY SHERRIF	40,462	07/21/06
SEARSBURG TOWN TAX COLLECTOR	480	07/28/06
SEYMOUR TOWN TAX	20,354	07/17/06
SHERIFF OF LESLIE CO	9,868	07/17/06
SPRINGFIELD CITY TREASURER	973	07/13/06
STAUNTON ADELPHIA	642	07/21/06
STRATFORD TOWN	56	07/06/06
STURGIS CITY	4,524	07/06/06
SUNFLOWER COUNTY	229	07/17/06
TDS TELECOM	742	07/28/06
THE CITY OF JACKSON TREASURER	1,288	07/17/06
TOWN OF ABINGTON TREASURER	2,584	07/18/06
TOWN OF AMESBURY	1,054	07/14/06
TOWN OF AMESBURY	12,920	07/18/06
TOWN OF BOURNE	5,006	07/18/06
TOWN OF CARMEL	3,656	07/17/06
TOWN OF CHARLESTOWN	668	07/17/06
TOWN OF CLARKSBURG TAX COLLECT	289	07/18/06
TOWN OF CLARKSBURG TAX COLLECT	66	07/21/06
TOWN OF DUXBURY	4,413	07/18/06
TOWN OF EDGARTOWN	114	07/18/06
TOWN OF GREENE	16,922	07/17/06
TOWN OF KILLINGTON	10,980	07/18/06
TOWN OF KINGSTON	1,841	07/18/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2006

Payee	Amount Paid	Check Date
TOWN OF LIMINGTON	1,564	07/17/06
TOWN OF MARS HILL	5,048	07/18/06
TOWN OF MARSHFIELD	5,958	07/18/06
TOWN OF MERRIMAC	874	07/18/06
TOWN OF MONT VERNON	1,404	07/06/06
TOWN OF OAK BLUFFS	632	07/18/06
TOWN OF PEMBROKE TAX COLLECTOR	4,997	07/18/06
TOWN OF PLYMOUTH	6,064	07/12/06
TOWN OF PLYMOUTH	32	07/17/06
TOWN OF PLYMOUTH	10,113	07/18/06
TOWN OF PLYMOUTH	40	07/21/06
TOWN OF PORTAGE LAKE	1,197	07/21/06
TOWN OF ROCKLAND	4,959	07/18/06
TOWN OF SANDWICH	9,534	07/18/06
TOWN OF SARDINIA	—	07/17/06
TOWN OF SHEFFIELD MA	146	07/18/06
TOWN OF SUTTON	726	07/13/06
TOWN OF TISBURY	1,831	07/18/06
TSC, LC	587	07/21/06
WARRENTON TOWN TAX COLLECTOR	2	07/13/06
WASHINGTON COUNTY COUNTY	6,222	07/06/06
WEBSTER COUNTY SHERIFF TREASURE	2,393	07/06/06
WINCHESTER CITY	6,566	07/17/06
WOOD COUNTY TREASURER	3	07/21/06

TOTAL	$969,544

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended July 31, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	$485	07/18/06
BOARD OF EQUALIZATION	Gross Receipts Tax	1	07/18/06
BOARD OF EQUALIZATION	Sales Tax	51	07/19/06
BOARD OF EQUALIZATION	Sales Tax	53	07/20/06
BOARD OF EQUALIZATION	Sales Tax	38	07/31/06
CALIFORNIA HIGH COST FUND - A	Gross Receipts Tax	4	07/13/06
CALIFORNIA HIGH COST FUND-B	Sales Tax	40	07/13/06
CALIFORNIA TELECONNECT FUND	Sales Tax	3	07/13/06
CITY OF BALDWIN PARK	Utility Tax	6,373	07/11/06
CITY OF BEAUMONT	Utility Tax	5,827	07/11/06
CITY OF BRAWLEY	Utility Tax	8,959	07/11/06
CITY OF CHARLOTTSVILLE	Utility Tax	55,328	07/12/06
CITY OF COLORADO SPRINGS	Sales Tax	104	07/12/06
CITY OF COLTON	Utility Tax	11,772	07/11/06
CITY OF DESERT HOT SPRINGS	Utility Tax	12,645	07/11/06
CITY OF FONTANA	Utility Tax	320	07/11/06
CITY OF HERMOSA BEACH	Utility Tax	24,105	07/11/06
CITY OF HOLTVILLE	Utility Tax	2,075	07/11/06
CITY OF KELSO	Utility Tax	19,798	07/24/06
CITY OF LA HABRA	Utility Tax	28,102	07/12/06
CITY OF LONGVIEW	Utility Tax	68,408	07/24/06
CITY OF MORENO VALLEY	Utility Tax	80,419	07/12/06
CITY OF PALOUSE	Utility Tax	1,544	07/24/06
CITY OF PICO RIVERA	Utility Tax	15,518	07/12/06
CITY OF PLACENTIA	Utility Tax	17,372	07/11/06
CITY OF PORT HUENEME	Utility Tax	12,464	07/11/06
CITY OF REDONDO BEACH CA	Utility Tax	51,104	07/12/06
CITY OF RIALTO	Utility Tax	682	07/11/06
CITY OF RIALTO	Utility Tax	44,661	07/12/06
CITY OF SAN BERNARDINO	Utility Tax	1,434	07/11/06
CITY OF SAN BERNARDINO	Utility Tax	70,589	07/12/06
CITY OF SAN BUENAVENTURA	Utility Tax	39,299	07/12/06
CITY OF SANTA MONICA	Utility Tax	424	07/11/06
CITY OF SANTA MONICA	Utility Tax	190,594	07/12/06
CITY OF WAYNESBORO	Utility Tax	29,462	07/12/06
CITY OF WINCHESTER	Sales Tax	347	07/12/06
CITY OF WINCHESTER	Utility Tax	14,890	07/12/06
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	146	07/12/06
COLORADO DEPARTMENT OF REVENUE	Sales Tax	596	07/12/06
COLORADO DEPARTMENT OF REVENUE	Sales Tax	3,138	07/20/06
COMPTROLLER OF MARYLAND	Sales Tax	403	07/13/06
COMPTROLLER OF MARYLAND	Sales Tax	2,578	07/14/06
COMPTROLLER OF MD	Sales Tax	26,603	07/21/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended July 31, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CONNECTICUT DEPT OF REVENUE	Sales Tax	391,357	07/31/06
COUNTY OF MONTGOMERY	Utility Tax	7,587	07/12/06
DEAF TRUST	Sales Tax	5	07/13/06
DEPT OF REVENUE	Sales Tax	445	07/19/06
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	21,214	07/20/06
FLORIDA DEPT OF REVENUE	Sales Tax	196,073	07/20/06
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,881,343	07/20/06
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	11,987	07/12/06
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	32,163	07/20/06
IDAHO STATE TAX COMMISSION	Sales Tax	6,446	07/18/06
INDIANA DEPT OF REVENUE	Sales Tax	2,154	07/07/06
INDIANA DEPT OF REVENUE	Sales Tax	27,034	07/20/06
KANSAS DEPT OF REVENUE	Sales Tax	15,288	07/25/06
KENTUCKY REVENUE CABINET	Sales Tax	4,804	07/20/06
KENTUCKY REVENUE CABINET	Utility Tax	359,302	07/27/06
KENTUCKY STATE TREASURER	Sales Tax	1,066	07/12/06
MAINE REVENUE SERVICES	Sales Tax	115	07/14/06
MASS DEPT OF REVENUE	Sales Tax	8,267	07/21/06
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	41,930	07/20/06
NECA TRS	Federal USF	4,387	07/13/06
NECA VUSF	Gross Receipts Tax	43	07/13/06
NEUSTAR INC	Federal USF	1,180	07/18/06
NEW YORK STATE SALES TAX	Sales Tax	5,848	07/26/06
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	6,030	07/14/06
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	25,027	07/20/06
NYS SALES TAX PROCESSING	Sales Tax	2,175	07/17/06
OKLAHOMA TAX COMMISSION	Sales Tax	480	07/07/06
PA DEPARTMENT OF REVENUE	Sales Tax	282,005	07/20/06
PA DEPT. OF REVENUE	Sales Tax	601	07/18/06
PETERSBURG CITY O(T)	Utility Tax	22,594	07/14/06
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	107,310	07/20/06
STATE OF NEW HAMPSHIRE	Utility Tax	132,619	07/07/06
STATE OF OHIO	Sales Tax	10,980	07/20/06
TENNESSEE DEPT OF REVENUE	Sales Tax	71,132	07/20/06
TOWN OF ALBION	Utility Tax	438	07/17/06
TOWN OF BLACKSBURG	Utility Tax	12,317	07/12/06
TOWN OF MT CRESTED BUTTE	Utility Tax	1,472	07/12/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended July 31, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
TOWN OF SOUTH BOSTON	Utility Tax	5,025	07/12/06
TREASURER STATE OF OHIO	Sales Tax	23,133	07/17/06
TREASURER STATE OF OHIO	Sales Tax	162,063	07/20/06
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	26	07/13/06
VERMONT DEPT OF TAXES	Sales Tax	226	07/18/06
VERMONT DEPT OF TAXES	Sales Tax	377,920	07/25/06
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	21,809	07/18/06
WASHINGTON DEPT OF REVENUE	Sales Tax	4,773	07/20/06
WEST VIRGINIA STATE TAX DEPART	Sales Tax	305,390	07/20/06
WEST VIRGINIA STATE TAX DEPT	Sales Tax	21,884	07/20/06

Total		$7,466,225

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended July 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$3,268,929
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	559
ACC OPERATIONS, INC.	081-02-41956	02-41956	4,656
ACC PROPERTIES 1, LLC	081-05-44167	05-44167	250
ACC PROPERTIES 103, LLC	081-05-44168	05-44168	250
ACC PROPERTIES 105, LLC	081-05-44170	05-44170	250
ACC PROPERTIES 109, LLC	081-05-44171	05-44171	250
ACC PROPERTIES 121, LLC	081-05-44172	05-44172	250
ACC PROPERTIES 122, LLC	081-05-44174	05-44174	250
ACC PROPERTIES 123, LLC	081-05-44178	05-44178	250
ACC PROPERTIES 130, LLC	081-05-44190	05-44190	250
ACC PROPERTIES 146, LLC	081-05-44192	05-44192	250
ACC PROPERTIES 154, LLC	081-05-44193	05-44193	250
ACC PROPERTIES 156, LLC	081-05-44195	05-44195	250
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	1,196,084
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	250
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	18,040
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, L.P.	081-02-41902	02-41902	6,875,707
ADELPHIA CABLEVISION ASSOCIATES OF RADNOR, L.P.	081-06-10622	06-10622	561
ADELPHIA CABLEVISION ASSOCIATES, L.P.	081-02-41913	02-41913	584,338
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,111,980
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,353,632
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	6,585,761
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	3,316,957
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	750,100
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	716,383
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	901,093
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,011,906
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	235,187
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	1,032,674
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	392,512

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended July 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
ADELPHIA CABLEVISION OF WEST PALM BEACH II, LLC	081-06-10623	06-10623	229,099
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	249,551
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	4,197,179
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	103,818
ADELPHIA CABLEVISION OF WEST PALM BEACH, LLC	081-06-10624	06-10624	430,348
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	63,769,819
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	3,039,992
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	3,844,879
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	14,525,594
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	44,250
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	250
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	2,982,313
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,413,336
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	174,628
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,897,648
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,403,895
ADELPHIA HARBOR CENTER HOLDINGS, LLC	081-02-41853	02-41853	250
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	250
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	250
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	250
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	250
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	6,815,342
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	23,106
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	759,751
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	509
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	1,110
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	250
BADGER HOLDING CORP	081-02-41792	02-41792	250
BETTER TV, INC. OF BENNINGTON	081-02-41914	02-41914	329,527
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	864,812
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	559
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	820,451
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CABLEVISION BUSINESS SERVICES, INC.	081-06-10625	06-10625	500
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended July 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	168,348
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	250
CENTURY ALABAMA CORP.	081-02-41889	02-41889	142,851
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP.	081-02-41738	02-41738	250
CENTURY BERKSHIRE CABLE CORP.	081-02-41762	02-41762	298,137
CENTURY CABLE HOLDINGS CORP.	081-02-41814	02-41814	1,376
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	27,852,857
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	369,566
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,117,386
CENTURY CAROLINA CORP.	081-02-41886	02-41886	685,863
CENTURY COLORADO SPRINGS CORP.	081-02-41736	02-41736	254,171
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,498,349
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	3,105,814
CENTURY CULLMAN CORP.	081-02-41888	02-41888	445,957
CENTURY ENTERPRISE CABLE CORP.	081-02-41890	02-41890	592,404
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	250
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,132,278
CENTURY INDIANA CORP.	081-02-41768	02-41768	250
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	250
CENTURY INVESTORS, INC.	081-02-41733	02-41733	250
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	50,660
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	250
CENTURY KANSAS CABLE TELEVISION CORP.	081-02-41884	02-41884	163,508
CENTURY LYKENS CABLE CORP.	081-02-41883	02-41883	159,996
CENTURY MCE, LLC	081-06-10626	06-10626	500
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	489,433
CENTURY MISSISSIPPI CORP.	081-02-41882	02-41882	339,512
CENTURY MOUNTAIN CORP.	081-02-41797	02-41797	150,339
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP.	081-02-41881	02-41881	997,091
CENTURY OHIO CABLE TELEVISION CORP.	081-02-41811	02-41811	552,977
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended July 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	250
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	250
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	4,000
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	110,658
CENTURY VIRGINIA CORP.	081-02-41796	02-41796	388,010
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	250
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	121,156
CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.	081-02-41743	02-41743	1,110
CENTURY-TCI CALIFORNIA, L.P.	081-02-41741	02-41741	56,189,684
CENTURY-TCI DISTRIBUTION COMPANY	081-05-44197	05-44197	250
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	250
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	1,000
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	12,406,969
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, L.P.	081-02-41808	02-41808	322,128
CMA CABLEVISION ASSOCIATES XI, LIMITED PARTNERSHIP	081-02-41807	02-41807	121,297
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	656,972
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
DESERT HOT SPRINGS CABLEVISION, INC.	081-06-10627	06-10627	492,841
E. & E. CABLE SERVICE, INC.	081-02-41785	02-41785	250
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	250
EASTERN VIRGINIA CABLEVISION, L.P.	081-02-41800	02-41800	538,166
EMPIRE SPORTS NETWORK, L.P.	081-02-41844	02-41844	4,004
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	250
FOP INDIANA, L.P.	081-02-41816	02-41816	179,192
FRONTIERVISION ACCESS PARTNERS, L.L.C.	081-02-41819	02-41819	2,019,847
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	971,210
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	250
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	250
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	250
FRONTIERVISION HOLDINGS, L.P.	081-02-41826	02-41826	300
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	250
FRONTIERVISION OPERATING PARTNERS, L.L.C.	081-02-41825	02-41825	250
FRONTIERVISION OPERATING PARTNERS, L.P.	081-02-41821	02-41821	28,546,633

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended July 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
FRONTIERVISION PARTNERS, L.P.	081-02-41828	02-41828	300
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	250
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, L.P.	081-02-41933	02-41933	2,091,206
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	250
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	2,848,233
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,252,006
HENDERSON COMMUNITY ANTENNA TELEVISION, INC.	081-06-10628	06-10628	260,062
HIGHLAND CARLSBAD CABLEVISION, INC.	081-06-10629	06-10629	—
HIGHLAND CARLSBAD OPERATING SUBSIDIARY, INC.	081-06-10630	06-10630	3,386,170
HIGHLAND PRESTIGE GEORGIA, INC.	081-06-10631	06-10631	3,554,502
HIGHLAND VIDEO ASSOCIATES, L.P.	081-06-10632	06-10632	763,065
HILTON HEAD COMMUNICATIONS, L.P.	081-06-10633	06-10633	841,004
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	862,806
IONIAN COMMUNICATIONS, L.P.	081-06-10634	06-10634	1,441,417
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	3,958
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	157,087
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,242,049
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	270,681
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	27,351
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA’S VINEYARD CABLEVISION, L.P.	081-02-41805	02-41805	405,940
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	58,460
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	506,547
MICKELSON MEDIA, INC.	081-02-41782	02-41782	212,016
MONTGOMERY CABLEVISION ASSOCIATES, L.P.	081-06-10635	06-10635	77
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	250
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	312,406
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	1,510
MOUNTAIN CABLE COMPANY, L.P.	081-02-41909	02-41909	4,878,018
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL T.V. CABLE COMPANY	081-02-41921	02-41921	583,324
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	081-02-41952	02-41952	2,961,539
OFE I, LLC	081-06-10637	06-10637	500
OFE II, LLC	081-06-10638	06-10638	819

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended July 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	10,641,498
OLYMPUS CAPITAL CORP.	081-02-41930	02-41930	250
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,250
OLYMPUS MCE I, LLC	081-06-10639	06-10639	500
OLYMPUS MCE II, LLC	081-06-10640	06-10640	500
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	500
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	2,292,950
PAGE TIME, INC.	081-02-41839	02-41839	463
PALM BEACH GROUP CABLE INC S	081-05-60107	05-60107	500
PARAGON CABLE TELEVISION INC.	081-02-41778	02-41778	750
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, L.P.	081-02-41846	02-41846	166,689
PARNASSOS DISTRIBUTION COMPANY	081-05-44198	05-44198	750
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, L.P.	081-02-41843	02-41843	22,692,511
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	250
PRESTIGE COMMUNICATIONS, INC.	081-06-10636	06-10636	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	474,424
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	385,085
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	84,917
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, L.P.	081-02-41927	02-41927	607,731
S/T CABLE CORPORATION	081-02-41791	02-41791	250
SABRES, INC.	081-02-41838	02-41838	250
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	2,257,482
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	680
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	14,909,104
SOUTHWEST COLORADO CABLE, INC.	081-02-41769	02-41769	173,148
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	798,762
STAR CABLE INC.	081-02-41787	02-41787	250
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	56,375
SVHH CABLE ACQUISITION, L.P.	081-02-41836	02-41836	1,099,426
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	317,652
TELE-MEDIA COMPANY OF TRI-STATES L.P.	081-02-41809	02-41809	1,153,197
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended July 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,830,297
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	250
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER T.V. CABLE CO., INCORPORATED	081-02-41786	02-41786	250
THREE RIVERS CABLE ASSOCIATES, L.P.	081-02-41910	02-41910	1,036,202
TIMOTHEOS COMMUNICATIONS, L.P.	081-02-41901	02-41901	250
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	500
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	250
UCA LLC	081-02-41834	02-41834	13,621,357
UCA MCE I, LLC	081-06-10641	06-10641	500
UCA MCE II, LLC	081-06-10642	06-10642	500
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	250
VALLEY VIDEO, INC.	081-02-41870	02-41870	184,942
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	171,013
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	178,472
WELLSVILLE CABLEVISION, L.L.C.	081-02-41806	02-41806	331,533
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	3,293,530
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	130,718
YOUNG’S CABLE TV CORP.	081-02-41915	02-41915	339,921
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,208,270

Total			$402,304,527

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474763; 109864833; 341016; 341017	05/16/05 - 08/16/06

Commercial General Liability	AIG (American Home Assurance Co)	3975Y60	05/16/05 – 08/16/06

Commercial Automobile Liability	AIG (American Home Assurance Co)	MA – 3851621 VA - 3851667 All other states - 3851620	05/16/05 – 08/16/06

Excess Automobile Liability	AIG (Lexington)	All States – 1507622	05/16/05 – 08/16/06

Worker’s Compensation	AIG (New Hampshire Ins. Co., American International South Insurance Co., and Ins. Co. of the State of PA)	All states except monopolistic policy numbers 6611534; 6611535; 6611536; 6611537; 6611538; 6611539	05/16/06 – 08/16/06

Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*

Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*

West Virginia	West Virginia Workers’ Compensation	10015968-01	1/1/06 - Ongoing*
Wyoming	Wyoming Department of Employment	000112936	10/1/99 - Ongoing*

International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	D36870746	10/15/05 – 10/15/06

Employment Practices Liability	AXIS Reinsurance Co.	RBN712180	03/18/06 – 03/18/07

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term

Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-03	11/01/05 – 11/01/06

Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411602	05/16/05 - 08/16/06
Excess Umbrella Liability	XL, St. Paul	US00006683L105A, Q16400088	05/16/05 - 08/16/06

Special Crime	Liberty Insurance Underwriters	203247015	12/31/05 – 12/31/06

New York Disability	MetLife	117359	12/01/04 – 12/31/06

Pollution Liability	Quanta Specialty Lines Insurance Company	On-site coverage (2000265) Off-site coverage(2000266)	01/01/06 - 09/01/06

Fiduciary Liability Insurance	Houston Casualty Co.	14MG05A7861	12/31/05 – 12/31/06

Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU05A11560	12/31/05 – 12/31/06

Excess Directors & Officers Liability	Various	Various	12/31/05 – 12/31/06

Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	CRP-5339123	05/16/06 – 05/16/07

Technology & Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05 - 08/01/06

* Ongoing means until the policy is cancelled by Adelphia or carrier

** The named insured is Adelphia Communications Corporation et al for all of the coverages.